Exhibit 10.67

SECURITIES PURCHASE AGREEMENT

LAURUS MASTER FUND, LTD.

and

ACCENTIA BIOPHARMACEUTICALS, INC.

Dated: April 29th, 2005

i

			Page(s)
	5.5	Acquisition for Own Account	17
	5.6	The Purchaser Can Protect Its Interest	17
	5.7	Accredited Investor	17
	5.8	Legends	17

6.	Covenants of the Parent		18
	6.1	Stop-Orders	18
	6.2	Listing	18
	6.3	Market Regulations	18
	6.4	Reporting Requirements	19
	6.5	Use of Funds	19
	6.6	Access to Facilities	19
	6.7	Taxes	19
	6.8	Insurance	19
	6.9	Intellectual Property	21
	6.10	Properties	21
	6.11	Confidentiality	21
	6.12	Required Approvals	21
	6.13	Reissuance of Securities	24
	6.14	Opinion	24
	6.15	Margin Stock	24
	6.16	Right of Consultation	24
	6.17	Authorization and Reservation of Shares	25
	6.18	Prohibition of Amendments to Subordinated Debt Documentation and Harbinger Debt Documentation	25
	6.19	Prohibition of Grant of Collateral for Subordinated Debt Documentation and Harbinger Debt Documentation	25
	6.20	Prohibitions of Payment Under Subordinated Debt Documentation, Harbinger Debt Documentation and MacInnis Promissory Note	25
	6.21	Conversion of Preferred Stock	25
	6.22	McKesson Restructuring Payment	26

7.	Covenants of the Purchaser		26
	7.1	Confidentiality	26
	7.2	Non-Public Information	26
	7.3	Limitation on Acquisition of Common Stock of the Parent	26

8.	Covenants of the Parent and the Purchaser Regarding Indemnification		26
	8.1	Parent Indemnification	26
	8.2	Purchaser’s Indemnification	27

9.	Conversion of Convertible Note		27
	9.1	Mechanics of Conversion	27

10.	Registration Rights		28
	10.1	Registration Rights Granted	28
	10.2	Offering Restrictions	28

			Page(s)
11.	Miscellaneous		29
	11.1	Governing Law, Jurisdiction and Waiver of Jury Trial	29
	11.2	Severability	30
	11.3	Survival	30
	11.4	Successors	30
	11.5	Entire Agreement; Maximum Interest	30
	11.6	Amendment and Waiver	31
	11.7	Delays or Omissions	31
	11.8	Notices	31
	11.9	Attorneys’ Fees	32
	11.10	Titles and Subtitles	32
	11.11	Facsimile Signatures; Counterparts	32
	11.12	Broker’s Fees	32
	11.13	Construction	32

LIST OF EXHIBITS

Form of Convertible Term Note	Exhibit A
Form of Warrant	Exhibit B
Form of Opinion	Exhibit C
Form of Escrow Agreement	Exhibit D

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of April 29, 2005, by and between ACCENTIA BIOPHARMACEUTICALS, INC., a Florida corporation (the “Parent”), and LAURUS MASTER FUND, LTD., a Cayman Islands company (the “Purchaser”).

RECITALS

WHEREAS, the Parent has authorized the sale to the Purchaser of a Secured Convertible Term Note in the aggregate principal amount of Five Million Dollars ($5,000,000) in the form of Exhibit A hereto (as amended, modified and/or supplemented from time to time, the “Note”), which Note is convertible into shares of the Parent’s common stock, $0.001 par value per share (the “Common Stock”) at the initial fixed conversion price set forth in the Note (“Fixed Conversion Price”);

WHEREAS, the Parent wishes to issue to the Purchaser a warrant in the form of Exhibit B hereto (as amended, modified and/or supplemented from time to time, the “Warrant”) to purchase up to such number of shares of the Parent’s Common Stock as set forth therein (subject to adjustment as set forth therein) in connection with the Purchaser’s purchase of the Note;

WHEREAS, the Purchaser desires to purchase the Note and the Warrant on the terms and conditions set forth herein; and

WHEREAS, the Parent desires to issue and sell the Note and Warrant to the Purchaser on the terms and conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises, representations, warranties and covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Agreement to Sell and Purchase. Pursuant to the terms and conditions set forth in this Agreement, on the Closing Date (as defined in Section 3), the Parent shall sell to the Purchaser, and the Purchaser shall purchase from the Parent, the Note. The sale of the Note on the Closing Date shall be known as the “Offering.” The Note will mature on the Maturity Date (as defined in the Note). Collectively, the Note and Warrant and Common Stock issuable upon conversion of the Note and upon exercise of the Warrant are referred to as the “Securities.”

2. Fees and Warrant. On the Closing Date:

(a) The Parent will issue and deliver to the Purchaser the Warrant to purchase up to such number shares of Common Stock as set forth therein (subject to adjustment as set forth therein) in connection with the Offering, pursuant to Section 1 hereof. All the representations, covenants, warranties, undertakings, and indemnification, and other rights made or granted to or for the benefit of the Purchaser by the Parent are hereby also made and granted for the benefit of the holder of the Warrant and shares of the Parent’s Common Stock issuable upon exercise of the Warrant (the “Warrant Shares”).

(b) Subject to the terms of Section 2(d) below, the Parent shall pay to Laurus Capital Management, LLC, the manager of the Purchaser, a closing payment in an amount equal to three and three quarters percent (3.75%) of the aggregate principal amount of the Note. The foregoing fee is referred to herein as the “Closing Payment.”

(c) The Parent shall reimburse the Purchaser for its reasonable expenses (including legal fees and expenses) incurred in connection with the preparation and negotiation of this Agreement and the Related Agreements (as hereinafter defined), and expenses incurred in connection with the Purchaser’s due diligence review of the Parent and its Subsidiaries (as defined in Section 4.2) and all related matters. Amounts required to be paid under this Section 2(c) together with amounts required to be paid pursuant to Section 5(b)(iv) of the Security Agreement (as defined below) will be paid on the Closing Date and shall be $37,500 for such expenses referred to in this Section 2(c); provided that, to the extent that the need exists to engage outside counsel in connection with the transactions described herein, such additional reasonable fees and expenses shall also be reimbursed, on a joint and several basis, by the Parent and its Subsidiaries to the Purchaser.

(d) The Closing Payment and the expenses referred to in the preceding clause (c) (net of deposits previously paid by the Parent) shall be paid at closing out of funds held pursuant to the Escrow Agreement (as defined below) and a disbursement letter (the “Disbursement Letter”).

3. Closing, Delivery, Payment and Other Conditions.

3.1 Closing. Subject to the terms and conditions herein, the closing of the transactions contemplated hereby (the “Closing”), shall take place on the date hereof, at such time or place as the Parent and the Purchaser may mutually agree (such date is hereinafter referred to as the “Closing Date”).

3.2 Delivery. Pursuant to the Escrow Agreement, at the Closing on the Closing Date, the Parent will deliver to the Purchaser, among other things, the Note and the Warrant and the Purchaser will deliver to the Parent, among other things, the amounts set forth in the Disbursement Letter by certified funds or wire transfer.

3.3 O’Donnell Stock Pledge Agreement. On or prior to the Closing Date, the Parent shall cause The Francis E. O’Donnell, Jr. Irrevocable Trust No. 1 (the “O’Donnell Trust”) to pledge 1,500,000 shares of common stock of Star Scientific, Inc. held by the O’Donnell Trust pursuant to a stock pledge agreement in form and substance satisfactory to the Purchaser in its sole discretion (as amended, modified and/or or supplemented from time to time, the “O’Donnell Stock Pledge Agreement”).

3.4 Subordination. On or prior to the Closing Date, the Parent shall cause the McKesson Corporation, a Delaware corporation (“McKesson”), as holder of certain of the

Parent’s outstanding debt obligations, to enter into the McKesson Subordination Agreement (as defined below).

3.5 Refinancing. On or prior to the Closing Date, all indebtedness under the Revolving Credit Agreement dated as of March 30, 2004 between Missouri State Bank and Trust Company (“MSB”) and the Parent (as amended, modified and/or supplemented, the “Existing Credit Agreement”) shall have been repaid in full and all commitments in respect thereof shall have been terminated and all Liens and guaranties in connection therewith shall have been terminated (and all appropriate releases, termination statements or other instruments of assignment with respect thereto shall have been obtained) to the reasonable satisfaction of the Purchaser. The Purchaser shall have received satisfactory evidence (including satisfactory pay-off letters, mortgage releases, intellectual property releases and UCC-3 termination statements) that the matters set forth in the immediately preceding sentence have been satisfied as of the Closing Date.

3.6 Series E Preferred Stock Consent. On or prior to the Closing Date, the Parent shall have provided the Purchaser with evidence reasonably satisfactory to the Purchaser that the requisite consent of the holder’s of the Parent’s Series E preferred stock has been obtained in respect of the consummation of the transactions described herein, including, without limitation, the granting to the Purchaser of registration rights pursuant to the terms of the Registration Rights Agreement.

4. Representations and Warranties of the Parent. The Parent hereby represents and warrants to the Purchaser as follows

4.1 Organization, Good Standing and Qualification. Each of the Parent and each of its Subsidiaries is a corporation, partnership or limited liability company, as the case may be, duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Each of the Parent and each of its Subsidiaries has the corporate, limited liability company or partnership, as the case may be, power and authority to own and operate its properties and assets and, insofar as it is or shall be a party thereto, to (1) execute and deliver (i) this Agreement, (ii) the Note and the Warrant to be issued in connection with this Agreement, (iii) the Master Security Agreement dated as of the date hereof between the Parent, certain Subsidiaries of the Parent and the Purchaser (as amended, modified and/or supplemented from time to time, the “Master Security Agreement”), (iv) the Registration Rights Agreement relating to the Securities dated as of the date hereof between the Parent and the Purchaser (as amended, modified and/or supplemented from time to time, the “Registration Rights Agreement”), (v) the Subsidiary Guaranty dated as of the date hereof made by certain Subsidiaries of the Parent (as amended, modified and/or supplemented from time to time, the “Subsidiary Guaranty”), (vi) the Stock Pledge Agreement dated as of the date hereof among the Parent, certain Subsidiaries of the Parent and the Purchaser (as amended, modified and/or or supplemented from time to time, the “Stock Pledge Agreement”), (vii) the Funds Escrow Agreement dated as of the date hereof among the Parent, the Purchaser and the escrow agent referred to therein, substantially in the form of Exhibit D hereto (as amended, modified and/or supplemented from time to time, the “Escrow Agreement”), (viii) the O’Donnell Stock Pledge Agreement dated as of the date hereof among the Parent, O’Donnell Trust and the Purchaser (as amended, modified and/or or supplemented from time to time, the “O’Donnell Stock Pledge Agreement”), (ix) the McKesson

Subordination Agreement dated as of the date hereof among the Parent, McKesson and the Purchaser, substantially in form and substance satisfactory to the Purchaser (as amended, modified and/or supplemented from time to time, the “McKesson Subordination Agreement”), (x) the Note Pledge Agreement dated as of the date hereof among the Parent and the Purchaser, substantially in form and substance satisfactory to the Purchaser (as amended, modified and/or supplemented from time to time, the “Note Pledge Agreement”), and (xi) all other documents, instruments and agreements entered into in connection with the transactions contemplated hereby and thereby (the preceding clauses (ii) through (x), collectively, the “Related Agreements”); (2) issue and sell the Note and the shares of Common Stock issuable upon conversion of the Note (the “Note Shares”); (3) issue and sell the Warrant and the Warrant Shares; and (4) carry out the provisions of this Agreement and the Related Agreements and to carry on its business as presently conducted. Each of the Parent and each of its Subsidiaries is duly qualified and is authorized to do business and is in good standing as a foreign corporation, partnership or limited liability company, as the case may be, in all jurisdictions in which the nature or location of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so has not, or could not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, assets, liabilities, condition (financial or otherwise), properties, operations or prospects of the Parent and its Subsidiaries, taken individually and as a whole (a “Material Adverse Effect”).

4.2 Subsidiaries. Each direct and indirect Subsidiary of the Parent, the direct owner of such Subsidiary and its percentage ownership thereof, is set forth on Schedule 4.2. For the purpose of this Agreement, a “Subsidiary” of any person or entity means (i) a corporation or other entity whose shares of stock or other ownership interests having ordinary voting power (other than stock or other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the directors of such corporation, or other persons or entities performing similar functions for such person or entity, are owned, directly or indirectly, by such person or entity or (ii) a corporation or other entity in which such person or entity owns, directly or indirectly, more than 50% of the equity interests at such time; provided that (x) for so long as each of Accent RX, Inc., a Florida corporation (“Accent”) and Biovax, Inc, a Delaware corporation (“Biovax” and, together with Accent, the “Inactive Subsidiaries” and each an “Inactive Subsidiary”) holds no significant assets or liabilities and does not engage in any business activities, the defined term “Subsidiary” as used in this Agreement and the Ancillary Agreements shall not include the Inactive Subsidiary; (it being understood and agreed that if the Inactive Subsidiary shall at any time after the date hereof hold significant assets or liabilities or engage in any business activities, the Inactive Subsidiary shall thereafter be deemed a Subsidiary hereunder and shall otherwise be subject to all terms, agreements, representations, warranties and covenants otherwise applicable to Subsidiaries under this Agreement and the Ancillary Agreements) and (y) the defined term “Subsidiary” as used in this Agreement and the Ancillary Agreements shall not include each of Biovest International, Inc., a Minnesota corporation and non-wholly owned subsidiary of the Parent (“Biovest”) and IMOR-Analytica GmbH, a corporation organized under the laws of Germany and wholly-owned subsidiary of The Analytica Group, Inc. (“IMOR-Analytica”).

4.3 Capitalization; Voting Rights.

(a) The authorized capital stock of the Parent, as of the date hereof consists of 425,000,000 shares, of which (i) 300,000,000 are shares of Common Stock, par value $0.001 per share, 10,865,645 shares of which are issued and outstanding, (ii) 10,000,000 are shares of Series A preferred stock, par value $1.00 per share of which 6,183,000 shares of Series A preferred stock are issued and outstanding, (iii) 30,000,000 are shares of Series B preferred stock, par value $1.00 per share of which 8,074,263 shares of Series B preferred stock are issued and outstanding, (iv) 10,000,000 are shares of Series C preferred stock, par value $1.00 per share of which 7,500,000 shares of Series C preferred stock are issued and outstanding, (v) 15,000,000 are shares of Series D preferred stock, par value $1.00 per share of which 9,728,201 shares of Series D preferred stock are issued and outstanding, and (vi) 60,000,000 are shares of Series E preferred stock, par value $1.00 per share of which 32,054,606 shares of Series E preferred stock are issued and outstanding. The authorized, issued and outstanding capital stock of each Subsidiary of the Parent is set forth on Schedule 4.3.

(b) Except as disclosed on Schedule 4.3, other than: (i) the shares reserved for issuance under the Parent’s stock option plans; and (ii) shares which may be granted pursuant to this Agreement and the Related Agreements, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal), proxy or stockholder agreements, or arrangements or agreements of any kind for the purchase or acquisition from the Parent of any of its securities. Except as disclosed on Schedule 4.3, neither the offer, issuance or sale of any of the Note or the Warrant, or the issuance of any of the Note Shares or Warrant Shares, nor the consummation of any transaction contemplated hereby will result in a change in the price or number of any securities of the Parent outstanding, under anti-dilution or other similar provisions contained in or affecting any such securities.

(c) All issued and outstanding shares of the Parent’s Common Stock: (i) have been duly authorized and validly issued and are fully paid and nonassessable; and (ii) were issued in compliance with all applicable state and federal laws concerning the issuance of securities.

(d) The rights, preferences, privileges and restrictions of the shares of the Common Stock are as stated in the Parent’s Certificate of Incorporation (the “Charter”). The Note Shares and Warrant Shares have been duly and validly reserved for issuance. When issued in compliance with the provisions of this Agreement and the Parent’s Charter, the Securities will be validly issued, fully paid and nonassessable, and will be free of any liens or encumbrances; provided, however, that the Securities may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein or as otherwise required by such laws at the time a transfer is proposed.

4.4 Authorization; Binding Obligations. All corporate, partnership or limited liability company, as the case may be, action on the part of the Parent and each of its Subsidiaries (including their respective officers and directors) necessary for the authorization of this Agreement and the Related Agreements, the performance of all obligations of the Parent and its

Subsidiaries hereunder and under the other Related Agreements at the Closing and, the authorization, sale, issuance and delivery of the Note and Warrant has been taken or will be taken prior to the Closing. This Agreement and the Related Agreements, when executed and delivered and to the extent it is a party thereto, will be valid and binding obligations of each of the Parent and each of its Subsidiaries, enforceable against each such person or entity in accordance with their terms, except:

(a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights; and

(b) general principles of equity that restrict the availability of equitable or legal remedies.

The sale of the Note and the subsequent conversion of the Note into Note Shares are not and will not be subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with. The issuance of the Warrant and the subsequent exercise of the Warrant for Warrant Shares are not and will not be subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with.

4.5 Liabilities. Neither the Parent nor any of its Subsidiaries has any liabilities, except current liabilities incurred in the ordinary course of business and liabilities disclosed in any of the Parent’s filings under (i) the Securities Exchange Act of 1934 (“Exchange Act”) made prior to the date of this Agreement (collectively, the “Exchange Act Filings”) and (ii) prior to the consummation of the initial public offer of Common Stock, the Securities Act of 1933, as amended (the “Securities Act”) made prior to the date of this Agreement (collectively, the “Securities Act Filings”), copies of which have been provided to the Purchaser.

4.6 Agreements; Action. Except as set forth on Schedule 4.6, as disclosed in any Exchange Act Filings or, prior to consummation of the initial public offering of Common Stock, as disclosed in any Securities Act Filings]:

(a) there are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which the Parent or any of its Subsidiaries is a party or by which it is bound which may involve: (i) obligations (contingent or otherwise) of, or payments to, the Parent or any of its Subsidiaries in excess of $50,000 (other than obligations of, or payments to, the Parent or any of its Subsidiaries arising from purchase or sale agreements entered into in the ordinary course of business); or (ii) the transfer or license of any patent, copyright, trade secret or other proprietary right to or from the Parent or any of its Subsidiaries (other than licenses arising from the purchase of “off the shelf” or other standard products); or (iii) provisions restricting the development, manufacture or distribution of the Parent’s or any of its Subsidiaries products or services; or (iv) indemnification by the Parent or any of its Subsidiaries with respect to infringements of proprietary rights.

(b) Except as set forth in the Parent’s quarterly unaudited financial statements for its fiscal quarter ended December 31, 2004, since September 30, 2004 (the “Balance

Sheet Date”), neither the Parent nor any of its Subsidiaries has: (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock; (ii) incurred any indebtedness for money borrowed or any other liabilities (other than ordinary course obligations) individually in excess of $50,000 or, in the case of indebtedness and/or liabilities individually less than $50,000, in excess of $100,000 in the aggregate; (iii) made any loans or advances to any person or entity not in excess, individually or in the aggregate, of $100,000, other than ordinary course advances for travel expenses; or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.

(c) For the purposes of subsections (a) and (b) above, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person or entity (including persons or entities the Parent or any Subsidiary of the Parent has reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsections.

(d) The Parent maintains disclosure controls and procedures (“Disclosure Controls”) designed to ensure that information required to be disclosed by the Parent in the reports that it files or submits under the Exchange Act is recorded, processed, summarized, and reported, within the time periods specified in the rules and forms of the Securities and Exchange Commission (“SEC”).

(e) The Parent makes and keep books, records, and accounts, that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the Parent’s assets. The Parent maintains internal control over financial reporting (“Financial Reporting Controls”) designed by, or under the supervision of, the Parent’s principal executive and principal financial officers, and effected by the Parent’s board of directors, management, and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles (“GAAP”), including that:

(i) transactions are executed in accordance with management’s general or specific authorization;

(ii) unauthorized acquisition, use, or disposition of the Parent’s assets that could have a material effect on the financial statements are prevented or timely detected;

(iii) transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that the Parent’s receipts and expenditures are being made only in accordance with authorizations of the Parent’s management and board of directors;

(iv) transactions are recorded as necessary to maintain accountability for assets; and

(v) the recorded accountability for assets is compared with the existing assets at reasonable intervals, and appropriate action is taken with respect to any differences.

(f) There is no weakness in any of the Parent’s Disclosure Controls or Financial Reporting Controls that is required to be disclosed in any of the Exchange Act Filings, except as so disclosed.

4.7 Obligations to Related Parties. Except as set forth on Schedule 4.7, there are no obligations of the Parent or any of its Subsidiaries to officers, directors, stockholders or employees of the Parent or any of its Subsidiaries other than:

(a) for payment of salary for services rendered and for bonus payments;

(b) reimbursement for reasonable expenses incurred on behalf of the Parent and its Subsidiaries;

(c) for other standard employee benefits made generally available to all employees (including stock option agreements outstanding under any stock option plan approved by the Board of Directors of the Parent and each Subsidiary of the Parent, as applicable); and

(d) obligations listed in the Parent’s and each of its Subsidiary’s financial statements or disclosed in any of the Parent’s Exchange Act Filings.

Except as described above or set forth on Schedule 4.7, none of the officers, directors or, to the best of the Parent’s knowledge, key employees or stockholders of the Parent or any of its Subsidiaries or any members of their immediate families, are indebted to the Parent or any of its Subsidiaries, individually or in the aggregate, in excess of $50,000 or have any direct or indirect ownership interest in any firm or corporation with which the Parent or any of its Subsidiaries is affiliated or with which the Parent or any of its Subsidiaries has a business relationship, or any firm or corporation which competes with the Parent or any of its Subsidiaries, other than passive investments in publicly traded companies (representing less than one percent (1%) of such company) which may compete with the Parent or any of its Subsidiaries. Except as described above, no officer, director or stockholder of the Parent or any of its Subsidiaries, or any member of their immediate families, is, directly or indirectly, interested in any material contract with the Parent or any of its Subsidiaries and no agreements, understandings or proposed transactions are contemplated between the Parent or any of its Subsidiaries and any such person. Except as set forth on Schedule 4.7, neither the Parent nor any of its Subsidiaries is a guarantor or indemnitor of any indebtedness of any other person or entity.

4.8 Changes. Since the Balance Sheet Date, except as disclosed in any Exchange Act Filing or in any Schedule to this Agreement or to any of the Related Agreements, there has not been:

(a) any change in the business, assets, liabilities, condition (financial or otherwise), properties, operations or prospects of the Parent or any of its Subsidiaries,

which individually or in the aggregate has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(b) any resignation or termination of any officer, key employee or group of employees of the Parent or any of its Subsidiaries;

(c) any material change, except in the ordinary course of business, in the contingent obligations of the Parent or any of its Subsidiaries by way of guaranty, endorsement, indemnity, warranty or otherwise;

(d) any damage, destruction or loss, whether or not covered by insurance, which has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(e) any waiver by the Parent or any of its Subsidiaries of a valuable right or of a material debt owed to it;

(f) any direct or indirect loans made by the Parent or any of its Subsidiaries to any stockholder, employee, officer or director of the Parent or any of its Subsidiaries, other than advances made in the ordinary course of business;

(g) any material change in any compensation arrangement or agreement with any employee, officer, director or stockholder of the Parent or any of its Subsidiaries;

(h) any declaration or payment of any dividend or other distribution of the assets of the Parent or any of its Subsidiaries;

(i) any labor organization activity related to the Parent or any of its Subsidiaries;

(j) any debt, obligation or liability incurred, assumed or guaranteed by the Parent or any of its Subsidiaries, except those for immaterial amounts and for current liabilities incurred in the ordinary course of business;

(k) any sale, assignment or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets owned by the Parent or any of its Subsidiaries;

(l) any change in any material agreement to which the Parent or any of its Subsidiaries is a party or by which either the Parent or any of its Subsidiaries is bound which either individually or in the aggregate has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(m) any other event or condition of any character that, either individually or in the aggregate, has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; or

(n) any arrangement or commitment by the Parent or any of its Subsidiaries to do any of the acts described in subsection (a) through (m) above.

4.9 Title to Properties and Assets; Liens, Etc. Except as set forth on Schedule 4.9, each of the Parent and each of its Subsidiaries has good and marketable title to its properties and assets, and good title to its leasehold interests, in each case subject to no mortgage, pledge, lien, lease, encumbrance or charge, other than:

(a) those resulting from taxes which have not yet become delinquent;

(b) minor liens and encumbrances which do not materially detract from the value of the property subject thereto or materially impair the operations of the Parent or any of its Subsidiaries, so long as in each such case, such liens and encumbrances have no effect on the lien priority of the Purchaser in such property; and

(c) those that have otherwise arisen in the ordinary course of business, so long as they have no effect on the lien priority of the Purchaser therein.

All facilities, machinery, equipment, fixtures, vehicles and other properties owned, leased or used by the Parent and its Subsidiaries are in good operating condition and repair and are reasonably fit and usable for the purposes for which they are being used. Except as set forth on Schedule 4.9, the Parent and its Subsidiaries are in compliance with all material terms of each lease to which it is a party or is otherwise bound.

4.10 Intellectual Property.

(a) Each of the Parent and each of its Subsidiaries owns or possesses sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes necessary for its business as now conducted and, to the Parent’s knowledge, as presently proposed to be conducted (the “Intellectual Property”), without any known infringement of the rights of others. There are no outstanding options, licenses or agreements of any kind relating to the foregoing proprietary rights, nor is the Parent or any of its Subsidiaries bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes of any other person or entity other than such licenses or agreements arising from the purchase of “off the shelf” or standard products.

(b) Neither the Parent nor any of its Subsidiaries has received any communications alleging that the Parent or any of its Subsidiaries has violated any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity, nor is the Parent or any of its Subsidiaries aware of any basis therefor.

(c) The Parent does not believe it is or will be necessary to utilize any inventions, trade secrets or proprietary information of any of its employees made prior to their employment by the Parent or any of its Subsidiaries, except for inventions, trade secrets or proprietary information that have been rightfully assigned to the Parent or any of its Subsidiaries.

4.11 Compliance with Other Instruments. Neither the Parent nor any of its Subsidiaries is in violation or default of (x) any term of its Charter or Bylaws, or (y) any provision of any indebtedness, mortgage, indenture, contract, agreement or instrument to which it is party or by which it is bound or of any judgment, decree, order or writ, which violation or default, in the case of this clause (y), has had, or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. The execution, delivery and performance of and compliance with this Agreement and the Related Agreements to which it is a party, and the issuance and sale of the Note by the Parent and the other Securities by the Parent each pursuant hereto and thereto, will not, with or without the passage of time or giving of notice, result in any such material violation, or be in conflict with or constitute a default under any such term or provision, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Parent or any of its Subsidiaries or the suspension, revocation, impairment, forfeiture or non-renewal of any permit, license, authorization or approval applicable to the Parent, its business or operations or any of its assets or properties.

4.12 Litigation. Except as set forth on Schedule 4.12 hereto, there is no action, suit, proceeding or investigation pending or, to the Parent’s knowledge, currently threatened against the Parent or any of its Subsidiaries that prevents the Parent or any of its Subsidiaries from entering into this Agreement or the other Related Agreements, or from consummating the transactions contemplated hereby or thereby, or which has had, or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect or any change in the current equity ownership of the Parent or any of its Subsidiaries, nor is the Parent aware that there is any basis to assert any of the foregoing. Neither the Parent nor any of its Subsidiaries is a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Parent or any of its Subsidiaries currently pending or which the Parent or any of its Subsidiaries intends to initiate.

4.13 Tax Returns and Payments. Each of the Parent and each of its Subsidiaries has timely filed all tax returns (federal, state and local) required to be filed by it. All taxes shown to be due and payable on such returns, any assessments imposed, and all other taxes due and payable by the Parent or any of its Subsidiaries on or before the Closing, have been paid or will be paid prior to the time they become delinquent. Except as set forth on Schedule 4.13, neither the Parent nor any of its Subsidiaries has been advised:

(a) that any of its returns, federal, state or other, have been or are being audited as of the date hereof; or

(b) of any adjustment, deficiency, assessment or court decision in respect of its federal, state or other taxes.

The Parent has no knowledge of any liability for any tax to be imposed upon its properties or assets as of the date of this Agreement that is not adequately provided for.

4.14 Employees. Except as set forth on Schedule 4.14, neither the Parent nor any of its Subsidiaries has any collective bargaining agreements with any of its employees.

There is no labor union organizing activity pending or, to the Parent’s knowledge, threatened with respect to the Parent or any of its Subsidiaries. Except as disclosed in the Exchange Act Filings or on Schedule 4.14, neither the Parent nor any of its Subsidiaries is a party to or bound by any currently effective employment contract, deferred compensation arrangement, bonus plan, incentive plan, profit sharing plan, retirement agreement or other employee compensation plan or agreement. To the Parent’s knowledge, no employee of the Parent or any of its Subsidiaries, nor any consultant with whom the Parent or any of its Subsidiaries has contracted, is in violation of any term of any employment contract, proprietary information agreement or any other agreement relating to the right of any such individual to be employed by, or to contract with, the Parent or any of its Subsidiaries because of the nature of the business to be conducted by the Parent or any of its Subsidiaries; and to the Parent’s knowledge the continued employment by the Parent and its Subsidiaries of their present employees, and the performance of the Parent’s and its Subsidiaries’ contracts with its independent contractors, will not result in any such violation. Neither the Parent nor any of its Subsidiaries is aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency that would interfere with their duties to the Parent or any of its Subsidiaries. Neither the Parent nor any of its Subsidiaries has received any notice alleging that any such violation has occurred. Except for employees who have a current effective employment agreement with the Parent or any of its Subsidiaries, no employee of the Parent or any of its Subsidiaries has been granted the right to continued employment by the Parent or any of its Subsidiaries or to any material compensation following termination of employment with the Parent or any of its Subsidiaries. Except as set forth on Schedule 4.14, the Parent is not aware that any officer, key employee or group of employees intends to terminate his, her or their employment with the Parent or any of its Subsidiaries, nor does the Parent or any of its Subsidiaries have a present intention to terminate the employment of any officer, key employee or group of employees.

4.15 Registration Rights and Voting Rights. Except as set forth on Schedule 4.15 and except as disclosed in Exchange Act Filings (including, without limitation, the Form S-1 filed in connection with the proposed initial public offering of Common Stock), neither the Parent nor any of its Subsidiaries is presently under any obligation, and neither the Parent nor any of its Subsidiaries has granted any rights, to register any of the Parent’s or its Subsidiaries’ presently outstanding securities or any of its securities that may hereafter be issued. Except as set forth on Schedule 4.15 and except as disclosed in Exchange Act Filings (including, without limitation, the Form s-1 filed in connection with the proposed Initial Public Offering (as defined in the Security Agreement)), to the Parent’s knowledge, no stockholder of the Parent or any of its Subsidiaries has entered into any agreement with respect to the voting of equity securities of the Parent or any of its Subsidiaries.

4.16 Compliance with Laws; Permits. Neither the Parent nor any of its Subsidiaries is in violation of any provision of the Sarbanes-Oxley Act of 2002 or any SEC related regulation or rule or any rule of the Principal Market (as hereafter defined) promulgated thereunder or any other applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties which has had, or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. No governmental orders, permissions, consents, approvals or authorizations are required to be obtained and no registrations or declarations are required to be filed in connection with the execution and delivery of this Agreement or any other Related Agreement and the issuance of any of the Securities, except such as have been duly and validly obtained or filed, or with respect to any filings that must be made after the Closing, as will be filed in a timely manner. Each of the Parent and its Subsidiaries has all material franchises, permits, licenses and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

4.17 Environmental and Safety Laws. Neither the Parent nor any of its Subsidiaries is in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and to its knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law or regulation. Except as set forth on Schedule 4.17, no Hazardous Materials (as defined below) are used or have been used, stored, or disposed of by the Parent or any of its Subsidiaries or, to the Parent’s knowledge, by any other person or entity on any property owned, leased or used by the Parent or any of its Subsidiaries. For the purposes of the preceding sentence, “Hazardous Materials” shall mean:

(a) materials which are listed or otherwise defined as “hazardous” or “toxic” under any applicable local, state, federal and/or foreign laws and regulations that govern the existence and/or remedy of contamination on property, the protection of the environment from contamination, the control of hazardous wastes, or other activities involving hazardous substances, including building materials; or

(b) any petroleum products or nuclear materials.

4.18 Valid Offering. Assuming the accuracy of the representations and warranties of the Purchaser contained in this Agreement, the offer, sale and issuance of the Securities will be exempt from the registration requirements of the Securities Act, and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws.

4.19 Full Disclosure. Each of the Parent and each of its Subsidiaries has provided the Purchaser with all information requested by the Purchaser in connection with its decision to purchase the Note and Warrant, including all information the Parent and its Subsidiaries believe is reasonably necessary to make such investment decision. Neither this Agreement, the Related Agreements, the exhibits and schedules hereto and thereto nor any other document delivered by the Parent or any of its Subsidiaries to Purchaser or its attorneys or agents in connection herewith or therewith or with the transactions contemplated hereby or thereby, contain any untrue statement of a material fact nor omit to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances in which they are made, not misleading. Any financial projections and other estimates provided to the Purchaser by the Parent or any of its Subsidiaries were based on the Parent’s and its Subsidiaries’ experience in the industry and on assumptions of fact and opinion as to future events which the Parent or any of its Subsidiaries, at the date of the issuance of such projections or estimates, believed to be reasonable.

4.20 Insurance. Each of the Parent and each of its Subsidiaries has general commercial, product liability, fire and casualty insurance policies with coverages which the Parent believes are customary for companies similarly situated to the Parent and its Subsidiaries in the same or similar business.

4.21 Financial Statements. The Parent has furnished the Purchaser copies of: (i) its annual audited financial statements for its fiscal year ended September 30, 2004; and (ii) its quarterly audited financial statements for its fiscal quarter ended December 31, 2004, (collectively, the “Financial Statements”). Except as set forth on Schedule 4.21, each Financial Statement was, at the time of its preparation in substantial compliance with the requirements of its respective form and none of the Financial Statements (and the notes thereto), as of their respective preparation dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Such Financial Statements have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed) and fairly present in all material respects the financial condition, the results of operations and cash flows of the Parent and its Subsidiaries, on a consolidated basis, as of, and for, the periods presented in each such Financial Statement.

4.22 Listing. The Parent has prepared in all material respects the listing application in respect of its Common Stock to be, upon consummation of the initial public offering of Common Stock, listed on the Principal Market and the Parent reasonably believes that it and such listing application shall satisfy all requirements for such listing on the Principal Market, and once listed on the Principal Market, the Parent shall do all things necessary for the continuation of such listing. The Parent has not received any notice that its Common Stock will not be listed on the Principal Market upon consummation of the initial public offering of Common Stock or that its Common Stock shall not meet all requirements for such listing.

4.23 No Integrated Offering. Neither the Parent, nor any of its Subsidiaries or affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security (other than an offering to the Purchaser under a Security Agreement between the Parent and the Purchaser dated as of the date hereof (as amended, modified and/or supplemented from time to time, the “Security Agreement”)) under circumstances that would cause the offering of the Securities pursuant to this Agreement or any of the Related Agreements to be integrated with prior offerings by the Parent for purposes of the Securities Act which would prevent the Parent from selling the Securities pursuant to Rule 506 under the Securities Act, or any applicable exchange-related stockholder approval provisions, nor will the Parent or any of its affiliates or Subsidiaries take any action or steps that would cause the offering of the Securities to be integrated with other offerings.

4.24 Stop Transfer. The Securities are restricted securities as of the date of this Agreement. Neither the Parent nor any of its Subsidiaries will issue any stop transfer order or other order impeding the sale and delivery of any of the Securities at such time as the Securities are registered for public sale or an exemption from registration is available, except as required by state and federal securities laws.

4.25 Dilution. The Parent specifically acknowledges that its obligation to issue the shares of Common Stock upon conversion of the Note and exercise of the Warrant is binding upon the Parent and enforceable regardless of the dilution such issuance may have on the ownership interests of other shareholders of the Parent.

4.26 Patriot Act. The Parent certifies that, to the best of Parent’s knowledge, neither the Parent nor any of its Subsidiaries has been designated, nor is or shall be owned or controlled, by a “suspected terrorist” as defined in Executive Order 13224. The Parent hereby acknowledges that the Purchaser seeks to comply with all applicable laws concerning money laundering and related activities. In furtherance of those efforts, the Parent hereby represents, warrants and covenants that: (i) none of the cash or property that the Parent or any of its Subsidiaries will pay or will contribute to the Purchaser has been or shall be derived from, or related to, any activity that is deemed criminal under United States law; and (ii) no contribution or payment by the Parent or any of its Subsidiaries to the Purchaser, to the extent that they are within the Parent’s and/or its Subsidiaries’ control shall cause the Purchaser to be in violation of the United States Bank Secrecy Act, the United States International Money Laundering Control Act of 1986 or the United States International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001. The Parent shall promptly notify the Purchaser if any of these representations, warranties or covenants ceases to be true and accurate regarding the Parent or any of its Subsidiaries. The Parent shall provide the Purchaser all additional information regarding the Parent or any of its Subsidiaries that the Purchaser deems necessary or convenient to ensure compliance with all applicable laws concerning money laundering and similar activities. The Parent understands and agrees that if at any time it is discovered that any of the foregoing representations, warranties or covenants are incorrect, or if otherwise required by applicable law or regulation related to money laundering or similar activities, the Purchaser may undertake appropriate actions to ensure compliance with applicable law or regulation, including but not limited to segregation and/or redemption of the Purchaser’s investment in the Parent. The Parent further understands that the Purchaser may release confidential information about the Parent and its Subsidiaries and, if applicable, any underlying beneficial owners, to proper authorities if the Purchaser, in its sole discretion, determines that it is in the best interests of the Purchaser in light of relevant rules and regulations under the laws set forth in subsection (ii) above.

4.27 ERISA. Based upon the Employee Retirement Income Security Act of 1974 (“ERISA”), and the regulations and published interpretations thereunder: (i) neither the Parent nor any of its Subsidiaries has engaged in any Prohibited Transactions (as defined in Section 406 of ERISA and Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”)); (ii) each of the Parent and each of its Subsidiaries has met all applicable minimum funding requirements under Section 302 of ERISA in respect of its plans; (iii) neither the Parent nor any of its Subsidiaries has any knowledge of any event or occurrence which would cause the Pension Benefit Guaranty Corporation to institute proceedings under Title IV of ERISA to terminate any employee benefit plan(s); (iv) neither the Parent nor any of its Subsidiaries has any fiduciary responsibility for investments with respect to any plan existing for the benefit of persons other than the Parent’s or such Subsidiary’s employees; and (v) neither the Parent nor any of its Subsidiaries has withdrawn, completely or partially, from any multi-employer pension plan so as to incur liability under the Multiemployer Pension Plan Amendments Act of 1980.

5. Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Parent as follows (such representations and warranties do not lessen or obviate the representations and warranties of the Parent set forth in this Agreement):

5.1 No Shorting. The Purchaser or any of its affiliates and investment partners has not, will not and will not cause any person or entity, to directly engage in “short sales” of the Parent’s Common Stock as long as the Note shall be outstanding.

5.2 Requisite Power and Authority. The Purchaser has all necessary power and authority under all applicable provisions of law to execute and deliver this Agreement and the Related Agreements and to carry out their provisions. All corporate action on the Purchaser’s part required for the lawful execution and delivery of this Agreement and the Related Agreements have been or will be effectively taken prior to the Closing. Upon their execution and delivery, this Agreement and the Related Agreements will be valid and binding obligations of the Purchaser, enforceable in accordance with their terms, except:

(a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights; and

(b) as limited by general principles of equity that restrict the availability of equitable and legal remedies.

5.3 Investment Representations. The Purchaser understands that the Securities are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon the Purchaser’s representations contained in this Agreement, including, without limitation, that the Purchaser is an “accredited investor” within the meaning of Regulation D under the Securities Act. The Purchaser confirms that it has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the Note and the Warrant to be purchased by it under this Agreement and the Note Shares and the Warrant Shares acquired by it upon the conversion of the Note and the exercise of the Warrant, respectively. The Purchaser further confirms that it has had an opportunity to ask questions and receive answers from the Parent regarding the Parent’s and its Subsidiaries’ business, management and financial affairs and the terms and conditions of the Offering, the Note, the Warrant and the Securities and to obtain additional information (to the extent the Parent possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to the Purchaser or to which the Purchaser had access.

5.4 The Purchaser Bears Economic Risk. The Purchaser has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Parent so that it is capable of evaluating the merits and risks of its investment in the Parent and has the capacity to protect its own interests. The Purchaser must bear the economic risk of this investment until the Securities are sold pursuant to: (i) an effective registration statement under the Securities Act; or (ii) an exemption from registration is available with respect to such sale.

5.5 Acquisition for Own Account. The Purchaser is acquiring the Note and Warrant and the Note Shares and the Warrant Shares for the Purchaser’s own account for investment only, and not as a nominee or agent and not with a view towards or for resale in connection with their distribution.

5.6 The Purchaser Can Protect Its Interest. The Purchaser represents that by reason of its, or of its management’s, business and financial experience, the Purchaser has the capacity to evaluate the merits and risks of its investment in the Note, the Warrant and the Securities and to protect its own interests in connection with the transactions contemplated in this Agreement and the Related Agreements. Further, the Purchaser is aware of no publication of any advertisement in connection with the transactions contemplated in the Agreement or the Related Agreements.

5.7 Accredited Investor. The Purchaser represents that it is an accredited investor within the meaning of Regulation D under the Securities Act and that, as of the date of this Agreement, the Purchaser (i) owns and invests on a discretionary basis at least $100,000,000 in securities of issuers that are not affiliated with the Purchaser and (ii) has an audited net worth of at least $25,000,000 according to its latest audited annual financial statements.

5.8 Legends.

(a) The Note shall bear substantially the following legend:

“THIS NOTE AND THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS. THIS NOTE AND THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS NOTE OR SUCH SHARES UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO ACCENTCIA BIOPHARMACEUTICALS, INC. THAT SUCH REGISTRATION IS NOT REQUIRED.”

(b) The Note Shares and the Warrant Shares, if not issued by DWAC system (as hereinafter defined), shall bear a legend which shall be in substantially the following form until such shares are covered by an effective registration statement filed with the SEC:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS. THESE SHARES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER

SUCH SECURITIES ACT AND APPLICABLE STATE LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO ACCENTCIA BIOPHARMACEUTICALS, INC. THAT SUCH REGISTRATION IS NOT REQUIRED.”

(c) The Warrant shall bear substantially the following legend:

“THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS. THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS WARRANT OR THE UNDERLYING SHARES OF COMMON STOCK UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO ACCENTCIA BIOPHARMACEUTICALS, INC. THAT SUCH REGISTRATION IS NOT REQUIRED.”

6. Covenants of the Parent. The Parent covenants and agrees with the Purchaser as follows:

6.1 Stop-Orders. The Parent will advise the Purchaser, promptly after it receives notice of issuance by the SEC, any state securities commission or any other regulatory authority of any stop order or of any order preventing or suspending any offering of any securities of the Parent, or of the suspension of the qualification of the Common Stock of the Parent for offering or sale in any jurisdiction, or the initiation of any proceeding for any such purpose.

6.2 Listing. On or prior to the date of consummation of an initial public offering of Common Stock, the Parent shall promptly secure the listing of the shares of Common Stock issuable upon conversion of the Notes and exercise of the Warrants on the Principal Market upon which shares of Common Stock are listed (subject to official notice of issuance). On and after the date of the initial listing of the shares of Common Stock on the Principal Market, the Parent shall maintain such listing of its Common Stock on the Principal Market, and will comply in all material respects with the Parent’s reporting, filing and other obligations under the bylaws or rules of the National Association of Securities Dealers (“NASD”) and such exchanges, as applicable.

6.3 Market Regulations. The Parent shall notify the SEC, NASD and applicable state authorities, in accordance with their requirements, of the transactions contemplated by this Agreement, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Securities to the Purchaser and promptly provide copies thereof to the Purchaser.

6.4 Reporting Requirements. The Parent shall timely file with the SEC all reports required to be filed pursuant to the Exchange Act and refrain from terminating its status as an issuer required by the Exchange Act to file reports thereunder even if the Exchange Act or the rules or regulations thereunder would permit such termination.

6.5 Use of Funds. The Parent shall use the proceeds of the Loans (i) to repay in full all of its obligations owing to MSB under the Existing Credit Agreement and (ii) for general working capital purposes only.

6.6 Access to Facilities. Each of the Parent and each of its Subsidiaries will permit any representatives designated by the Purchaser (or any successor of the Purchaser), upon reasonable notice and during normal business hours, at such person’s expense and accompanied by a representative of the Parent or any Subsidiary (provided that no such prior notice shall be required to be given and no such representative of the Parent or any Subsidiary shall be required to accompany the Purchaser in the event the Purchaser believes such access is necessary to preserve or protect the Collateral (as defined in the Master Security Agreement) or following the occurrence and during the continuance of an Event of Default (as defined in the Note)), to:

(a) visit and inspect any of the properties of the Parent or any of its Subsidiaries;

(b) examine the corporate and financial records of the Parent or any of its Subsidiaries (unless such examination is not permitted by federal, state or local law or by contract) and make copies thereof or extracts therefrom; and

(c) discuss the affairs, finances and accounts of the Parent or any of its Subsidiaries with the directors, officers and independent accountants of the Parent or any of its Subsidiaries.

Notwithstanding the foregoing, neither the Parent nor any of its Subsidiaries will provide any material, non-public information to the Purchaser unless the Purchaser signs a confidentiality agreement and otherwise complies with Regulation FD, under the federal securities laws.

6.7 Taxes. Each of the Parent and each of its Subsidiaries will promptly pay and discharge, or cause to be paid and discharged, when due and payable, all taxes, assessments and governmental charges or levies imposed upon the income, profits, property or business of the Parent and its Subsidiaries; provided, however, that any such tax, assessment, charge or levy need not be paid currently if (i) the validity thereof shall currently and diligently be contested in good faith by appropriate proceedings, (ii) such tax, assessment, charge or levy shall have no effect on the lien priority of the Purchaser in any property of the Parent or any of its Subsidiaries and (iii) if the Parent and/or such Subsidiary shall have set aside on its books adequate reserves with respect thereto in accordance with GAAP; and provided, further, that the Parent and its Subsidiaries will pay all such taxes, assessments, charges or levies forthwith upon the commencement of proceedings to foreclose any lien which may have attached as security therefor.

6.8 Insurance. Each of the Parent and its Subsidiaries will keep its assets which are of an insurable character insured by financially sound and reputable insurers against loss or damage by fire, explosion and other risks customarily insured against by companies in similar business similarly situated as the Parent and its Subsidiaries; and the Parent and its Subsidiaries will maintain, with financially sound and reputable insurers, insurance against other hazards and risks and liability to persons and property to the extent and in the manner which the Parent reasonably believes is customary for companies in similar business similarly situated as the Parent and its Subsidiaries and to the extent available on commercially reasonable terms. The Parent, and each of its Subsidiaries, will jointly and severally bear the full risk of loss from any loss of any nature whatsoever with respect to the assets pledged to the Purchaser as security for their respective obligations hereunder and under the Related Agreements. At the Parent’s and each of its Subsidiaries’ joint and several cost and expense in amounts and with carriers reasonably acceptable to the Purchaser, each of the Parent and each of its Subsidiaries shall (i) keep all its insurable properties and properties in which it has an interest insured against the hazards of fire, flood, sprinkler leakage, those hazards covered by extended coverage insurance and such other hazards, and for such amounts, as is customary in the case of companies engaged in businesses similar to the Parent’s or the respective Subsidiary’s including business interruption insurance; (ii) maintain a bond in such amounts as is customary in the case of companies engaged in businesses similar to the Parent’s or the respective Subsidiary’s insuring against larceny, embezzlement or other criminal misappropriation of insured’s officers and employees who may either singly or jointly with others at any time have access to the assets or funds of the Parent or any of its Subsidiaries either directly or through governmental authority to draw upon such funds or to direct generally the disposition of such assets; (iii) maintain public and product liability insurance against claims for personal injury, death or property damage suffered by others; (iv) maintain all such worker’s compensation or similar insurance as may be required under the laws of any state or jurisdiction in which the Parent or the respective Subsidiary is engaged in business; and (v) furnish the Purchaser with (x) copies of all policies and evidence of the maintenance of such policies at least thirty (30) days before any expiration date, (y) excepting the Parent’s workers’ compensation policy, endorsements to such policies naming the Purchaser as “co-insured” or “additional insured” and appropriate loss payable endorsements in form and substance satisfactory to the Purchaser, naming the Purchaser as loss payee, and (z) evidence that as to the Purchaser the insurance coverage shall not be impaired or invalidated by any act or neglect of the Parent or any Subsidiary and the insurer will provide the Purchaser with at least thirty (30) days notice prior to cancellation. The Parent and each Subsidiary shall instruct the insurance carriers that in the event of any loss thereunder, the carriers shall make payment for such loss to the Parent and/or the Subsidiary and the Purchaser jointly. In the event that as of the date of receipt of each loss recovery upon any such insurance, the Purchaser has not declared an event of default with respect to this Agreement or any of the Related Agreements, then the Parent and/or such Subsidiary shall be permitted to direct the application of such loss recovery proceeds toward investment in property, plant and equipment that would comprise “Collateral” secured by the Purchaser’s security interest pursuant to the Master Security Agreement or such other security agreement as shall be required by the Purchaser, with any surplus funds to be applied toward payment of the obligations of the Parent to the Purchaser. In the event that the Purchaser has properly declared an event of default with respect to this Agreement or any of the Related Agreements, then all loss recoveries received by the Purchaser upon any such insurance thereafter may be applied to the obligations of the Parent hereunder and under the Related Agreements, in such order as the Purchaser may determine. Any surplus (following satisfaction of all Parent obligations to the Purchaser) shall be paid by the Purchaser to the Parent or applied as may be otherwise required by law. Any deficiency thereon shall be paid by the Parent or the Subsidiary, as applicable, to the Purchaser, on demand.

6.9 Intellectual Property. Each of the Parent and each of its Subsidiaries shall maintain in full force and effect its existence, rights and franchises and all licenses and other rights to use Intellectual Property owned or possessed by it and reasonably deemed to be necessary to the conduct of its business.

6.10 Properties. Each of the Parent and each of its Subsidiaries will keep its properties in good repair, working order and condition, reasonable wear and tear excepted, and from time to time make all needful and proper repairs, renewals, replacements, additions and improvements thereto; and each of the Parent and each of its Subsidiaries will at all times comply with each provision of all leases to which it is a party or under which it occupies property if the breach of such provision could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

6.11 Confidentiality. The Parent will not, and will not permit any of its Subsidiaries to, disclose, and will not include in any public announcement, the name of the Purchaser, unless expressly agreed to by the Purchaser or unless and until such disclosure is required by law or applicable regulation, and then only to the extent of such requirement. Notwithstanding the foregoing, the Parent may disclose the Purchaser’s identity and the terms of this Agreement to its current and prospective debt and equity financing sources.

6.12 Required Approvals. For so long as twenty-five percent (25%) of the principal amount of the Note is outstanding, the Parent, without the prior written consent of the Purchaser, shall not, and shall not permit any of its Subsidiaries to:

(a) (i) directly or indirectly declare or pay any dividends, other than dividends paid to the Parent or any of its wholly-owned Subsidiaries, (ii) issue any preferred stock that is manditorily redeemable prior to the one year anniversary of Maturity Date (as defined in the Note or (iii) redeem any of its preferred stock or other equity interests;

(b) liquidate, dissolve or effect a material reorganization (it being understood that in no event shall the Parent or any of its Subsidiaries dissolve, liquidate or merge with any other person or entity (unless, in the case of such a merger, the Parent or, in the case of merger not involving the Parent, such Subsidiary, as applicable, is the surviving entity);

(c) become subject to (including, without limitation, by way of amendment to or modification of) any agreement or instrument which by its terms would (under any circumstances) restrict the Parent’s or any of its Subsidiaries, right to perform the provisions of this Agreement, any Related Agreement or any of the agreements contemplated hereby or thereby;

(d) materially alter or change the scope of the business of the Parent and its Subsidiaries taken as a whole;

(e) (i) create, incur, assume or suffer to exist any indebtedness (exclusive of trade debt) whether secured or unsecured other than (w) the Parent’s and its Subsidiaries’ obligations to the Purchaser, (x) indebtedness in such maximum amounts as set forth on Schedule 6.12(e) attached hereto and made a part hereof, (y) in respect of TEAMM Pharmaceuticals, Inc., a Florida corporation (“TEAMM”), indebtedness in the aggregate principal amount not to exceed $7,000,000 at any time (including the aggregate principal amount of outstanding indebtedness owed to Harbinger Mezzanine Partners, L.P., a Delaware limited partnership (“Harbinger”) pursuant to each of the Loan Agreement, dated as of August 9, 2002 between Harbinger and TEAMM and each other document entered into in connection therewith (collectively, as amended, modified and/or supplemented from time to time, the “Harbinger Debt Documentation”); provided that (I) no Event of Default has occurred and is continuing at such time, (II) such indebtedness if secured, shall only be secured by TEAMM’s assets, (III) the terms and conditions of such indebtedness are no more onerous than the terms and conditions of the Harbinger Debt Documentation and (IV) the maturity date of such indebtedness shall be no earlier than six months following expiration of the Term and (z) indebtedness incurred in connection with arrangements otherwise permitted pursuant to Section 6.12(f)(y) below; provided that indebtedness under this clause (z) shall only be permitted to be secured by Intellectual Property, General Intangibles and/or contract rights (each as defined in the Master Security Agreement) which are directly subject of such arrangement; (ii) cancel any debt owing to it in excess of $150,000 in the aggregate during any 12 month period; (iii) assume, guarantee, endorse or otherwise become directly or contingently liable in connection with any obligations of any other Person, except (w) the endorsement of negotiable instruments by it or its Subsidiaries for deposit or collection or similar transactions in the ordinary course of business, (x) in respect of each Subsidiary of the Parent, so long as each such Subsidiary has entered into such guaranty and security documentation required by the Purchaser, including, without limitation, to grant to the Purchaser a first priority perfected security interest in substantially all of such Subsidiary’s assets to secure the Obligations, (y) in respect of TEAMM, the guarantee by the Parent of TEAMM’s indebtedness not to exceed $7,000,000 in the aggregate to (I) Harbinger pursuant to the Harbinger Debt Documentation and (II) each other creditor of TEAMM pursuant to documentation reasonably satisfactory to the Purchaser; provided that (A) no Event of Default has occurred and is continuing both before and after giving effect to such guarantee and (B) such new TEAMM indebtedness is otherwise permitted under Section 6.12(e)(l)(i)(y) and (z) in respect of Biovest International, Inc., a Delaware corporation (“Biovest”); provided that (I) no Event of Default has occurred and is continuing both before and after giving effect to the incurrence of such direct and/or contingent liability and (II) the aggregate amount of such indebtedness of Biovest subject of such direct and/or contingent liability shall not exceed in aggregate amount, when added to the aggregate amount of indebtedness permitted under Section 6.12(f)(z)(I) below which is outstanding at the time of determination, the fair market value of the assets of Biovest as reasonably determined by the Parent in which the Parent has been granted a first priority security interest; (iv) directly or indirectly declare, pay or make any dividend or distribution on any class of its Stock (as defined in the Security Agreement) or apply any of its funds, property or assets to the purchase, redemption or other retirement of any of its or its Subsidiaries’ Stock (as defined in the Security

Agreement) outstanding on the date hereof, or issue any preferred stock; provided that (x) the Parent shall be permitted to pay dividends to the holder’s of the Parent’s Series E preferred stock up to such amounts and at such times as are contractually required pursuant to the terms and conditions of the documentation governing such Series E preferred stock as in effect on the date hereof and (y) the purchase and/or redemption of no more than 4,300,000 shares of Series E preferred stock shall be permitted in connection with the McKesson Restructuring Payment (as defined in the Security Agreement) to the extent such McKesson Restructuring Payment (as defined in the Security Agreement) is otherwise permitted hereunder

(f) purchase or hold beneficially any Stock (as defined in the Secuirty Agreement) or other securities or evidences of indebtedness of, make or permit to exist any loans or advances to, or make any investment or acquire any interest whatsoever in, any other Person, including any partnership or joint venture, except (u) travel advances, (v) loans to its and its Subsidiaries’ officers and employees not exceeding at any one time an aggregate of $10,000, (w) loans to its existing Subsidiaries so long as such Subsidiaries are designated as either a co-borrower hereunder or has entered into such guaranty and security documentation required by the Purchaser, including, without limitation, to grant to the Purchaser a first priority perfected security interest in substantially all of such Subsidiary’s assets to secure the Obligations, (x) loans to TEAMM; provided that, the aggregate amount of all such loans shall not exceed at any time outstanding (A) prior to consummation of the Initial Public Offering, $15,000,000, of which $12,000,000 is outstanding on the date hereof and (B) on and after consummation of the Initial Public Offering and to the extent the Purchaser shall not have been granted a first priority perfected security interest in substantially all of TEAMM’s assets to secure the Obligations, $20,000,000, of which $12,000,000 is outstanding on the date hereof; provided further that all loans from the Company to TEAMM shall be evidenced by an intercompany note in form and substance reasonably satisfactory to the Purchaser and shall be subject to a first priority perfected security interest in favor of the Purchaser to secure the Obligations, (y) in relation to arrangements relating to the acquisition, licensing or commercialization of pharmaceutical products, as well as other medical and similar products or devices; provided that (I) such arrangements are in the ordinary course of business of the Company and are consistent with past practice, (II) no Event of Default has occurred and is continuing both before and after giving effect to such arrangement and (III) the Purchaser shall have been granted a first priority perfected security interest in all of the Company’s rights under such arrangement to secure the Obligations and (z) loans or advances to, or investments in, (I) Biovest, provided that (A) the Parent shall hold directly or indirectly no less than seventy percent (70%) of all issued and outstanding voting equity interests of Biovest at such time, (B) the aggregate amount of all such investments shall not exceed at any time outstanding the maximum amount of investments contractually required pursuant to the Investment Agreement dated as of April 9, 2003 between the Parent and Biovest as in effect on the date hereof (subject to the anti-dilution related rights granted to the Parent permitting it to invest a discounted amount to offset the dilutive effect of future equity issuances by Biovest as set forth in the Agreement, dated as of June 16, 2003, between the Parent and Biovest as in effect on the date hereof) and (C) the aggregate amount of all such loans shall not exceed at any time, when added to the aggregate amount of the indebtedness of Biovest outstanding and guaranteed by the Parent at the time of determination, the fair market value of the assets of Biovest as reasonably determined by the Parent in which the Parent has been granted a first priority security interest; provided that such loans from the Parent to Biovest shall be evidenced by an intercompany note in form and substance reasonably satisfactory to the Purchaser and shall be subject to a first priority perfected security interest in favor of the Purchaser to secure the Obligations and (II) IMOR-Analytica; provided that the aggregate amount of all such loans and investments shall not exceed at any time outstanding (A) prior to consummation of the Initial Public Offering, $500,000 and (B) on and after consummation of the Initial Public Offering, $2,000,000; and

(g) create or acquire any Subsidiary after the date hereof unless (i) such Subsidiary is a wholly-owned Subsidiary of the Parent and (ii) such Subsidiary becomes a party to the Master Security Agreement, the Stock Pledge Agreement and the Subsidiary Guaranty (either by executing a counterpart thereof or an assumption or joinder agreement in respect thereof) and, to the extent required by the Purchaser, satisfies each condition of this Agreement and the Related Agreements as if such Subsidiary were a Subsidiary on the Closing Date.

6.13 Reissuance of Securities. The Parent agrees to reissue certificates representing the Securities without the legends set forth in Section 5.8 above at such time as:

(a) the holder thereof is permitted to dispose of such Securities pursuant to Rule 144(k) under the Securities Act; or

(b) upon resale subject to an effective registration statement after such Securities are registered under the Securities Act.

The Parent agrees to cooperate with the Purchaser in connection with all resales pursuant to Rule 144(d) and Rule 144(k) and provide legal opinions necessary to allow such resales provided the Parent and its counsel receive reasonably requested representations from the Purchaser and broker, if any.

6.14 Opinion. On the Closing Date, the Parent will deliver to the Purchaser an opinion acceptable to the Purchaser from the Parent’s in-house counsel. The Parent will provide, at the Parent’s expense, such other legal opinions in the future as are deemed reasonably necessary by the Purchaser (and acceptable to the Purchaser) in connection with the conversion of the Note and exercise of the Warrant.

6.15 Margin Stock. The Parent will not permit any of the proceeds of the Note or the Warrant to be used directly or indirectly to “purchase” or “carry” “margin stock” or to repay indebtedness incurred to “purchase” or “carry” “margin stock” within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect.

6.16 Right of Consultation.

The Parent hereby agrees to exercise commercially reasonable efforts to consult the Purchaser in respect of any additional indebtedness and/or the sale or issuance of any equity interests of the Company and/or any of its Subsidiaries (an “Additional Financing”) to be issued by any Company and/or any of its Subsidiaries prior to the incurrence of such Additional.

6.17 Authorization and Reservation of Shares. The Parent shall at all times have authorized and reserved a sufficient number of shares of Common Stock to provide for the conversion of the Note and exercise of the Warrants.

6.18 Prohibition of Amendments to Subordinated Debt. Documentation and Harbinger Debt Documentation. The Parent shall not, and shall not permit any of its Subsidiaries to, without the prior written consent of the Purchaser, amend, modify or in any way alter the terms of any of the “Accentia Assumption of Debt and Security Agreement” dated as of December 31, 2003 between the Parent, certain of its Subsidiaries and McKesson, together with all other documentation entered into in connection therewith or related thereto (collectively, each as amended, modified, restated and/or supplemented from time to time, the “Subordinated Debt Documentation”) and Harbinger Debt Documentation unless such amendment, modification, alteration or other action contemplated by this Section 6.18 could not reasonably be expected to be adverse to the interests of the Purchaser in any material respect.

6.19 Prohibition of Grant of Collateral for Subordinated Debt Documentation and Harbinger Debt Documentation. The Parent shall not, and shall not permit any of its Subsidiaries to, without the prior written consent of the Purchaser, grant or permit any of its Subsidiaries to grant to any Person any Collateral of the Parent or any collateral of any of its Subsidiaries as security for any obligation arising under the Subordinated Debt Documentation (as defined in the Security Agreement) or the Harbinger Debt Documentation (as defined in the Security Agreement).

6.20 Prohibitions of Payment Under Subordinated Debt Documentation, Harbinger Debt Documentation and MacInnis Promissory Note. Neither the Parent nor any of its Subsidiaries shall, without the prior written consent of the Purchaser, make any payments in respect of the indebtedness evidenced by the Subordinated Debt Documentation, the Harbinger Debt Documentation or the promissory note issued by the Parent to Alan MacInnis, dated as of                      (the “MacInnis Promissory Note”), other than as expressly required by the terms thereof; provided that the Parent shall be permitted to apply proceeds received from the Initial Public Offering (as defined in the Security Agreement) or other financing permitted hereunder to repay its obligations owed to (i) McKesson pursuant to the Subordinated Debt Documentation (as defined in the Security Agreement) to the extent not in excess of $6,100,000, (ii) Harbinger pursuant to the Harbinger Debt Documentation (as defined in the Security Agreement) to the extent not in excess of $7,000,000 and (iii) Alan MacInnis McKesson pursuant to the MacInnis Promissory Note to the extent not in excess of $350,000.

6.21 Conversion of Preferred Stock. On ot prior to the date of consummation of the Initial Public Offering (as defined in the Security Agreement), the Parent shall cause the holders of its existing Series A Convertible Preferred Stock, Series B Convertible Preferred Stock, Series C Convertible Preferred Stock, Series D Convertible Preferred Stock, Series E

Convertible Preferred Stock and its existing convertible note holders to convert their respective outstanding preferred stock and debt obligations into Common Stock of the Company.

6.22 McKesson Restructuring Payment. For the avoidance of doubt, to the extent that no Event of Default has occurred and is continuing, the Parent shall be permitted to make the McKesson Restructuring Payment (as defined in the Security Agreement) in accordance with the terms of the McKesson Restructuring Agreement (as defined in the Security Agreement) as in effect on the date hereof.

7. Covenants of the Purchaser. The Purchaser covenants and agrees with the Parent as follows:

7.1 Confidentiality. The Purchaser will not disclose, and will not include in any public announcement, the name of the Parent, unless expressly agreed to by the Parent or unless and until such disclosure is required by law or applicable regulation, and then only to the extent of such requirement.

7.2 Non-Public Information. The Purchaser will not effect any sales in the shares of the Parent’s Common Stock while in possession of material, non-public information regarding the Parent if such sales would violate applicable securities law.

7.3 Limitation on Acquisition of Common Stock of the Parent. Notwithstanding anything to the contrary contained in this Agreement, any Related Agreement or any document, instrument or agreement entered into in connection with any other transactions between the Purchaser and the Parent, the Purchaser may not acquire stock in the Parent (including, without limitation, pursuant to a contract to purchase, by exercising an option or warrant, by converting any other security or instrument, by acquiring or exercising any other right to acquire, shares of stock or other security convertible into shares of stock in the Parent, or otherwise, and such contracts, options, warrants, conversion or other rights shall not be enforceable or exercisable) to the extent such stock acquisition would cause any interest (including any original issue discount) payable by the Parent to the Purchaser not to qualify as “portfolio interest” within the meaning of Section 881(c)(2) of the Code, by reason of Section 881(c)(3) of the Code, taking into account the constructive ownership rules under Section 871(h)(3)(C) of the Code (the “Stock Acquisition Limitation”). The Stock Acquisition Limitation shall automatically become null and void without any notice to the Parent upon the earlier to occur of either (a) the Parent’s delivery to the Purchaser of a Notice of Redemption (as defined in the Note) or (b) the existence of an Event of Default (as defined in the Note) at a time when the average closing price of the Parent’s common stock as reported by Bloomberg, L.P. on the Principal Market for the immediately preceding five trading days is greater than or equal to 150% of the Fixed Conversion Price (as defined in the Note).

8. Covenants of the Parent and the Purchaser Regarding Indemnification.

8.1 Parent Indemnification. The Parent agrees to indemnify, hold harmless, reimburse and defend the Purchaser, each of the Purchaser’s officers, directors, agents, affiliates, control persons, and principal shareholders, against all claims, costs, expenses, liabilities, obligations, losses or damages (including reasonable legal fees) of any nature, incurred by or imposed upon the Purchaser which result, arise out of or are based upon: (i) any misrepresentation by the Parent or any of its Subsidiaries or breach of any warranty by the Parent or any of its Subsidiaries in this Agreement, any other Related Agreement or in any exhibits or schedules attached hereto or thereto; or (ii) any breach or default in performance by Parent or any of its Subsidiaries of any covenant or undertaking to be performed by Parent or any of its Subsidiaries hereunder, under any other Related Agreement or any other agreement entered into by the Parent and/or any of its Subsidiaries and the Purchaser relating hereto or thereto.

8.2 Purchaser’s Indemnification. The Purchaser agrees to indemnify, hold harmless, reimburse and defend the Parent and each of the Parent’s officers, directors, agents, affiliates, control persons and principal shareholders, at all times against any claims, costs, expenses, liabilities, obligations, losses or damages (including reasonable legal fees) of any nature, incurred by or imposed upon the Parent which result, arise out of or are based upon: (i) any misrepresentation by the Purchaser or breach of any warranty by the Purchaser in this Agreement or in any exhibits or schedules attached hereto or any Related Agreement; or (ii) any breach or default in performance by the Purchaser of any covenant or undertaking to be performed by the Purchaser hereunder, or any other agreement entered into by the Parent and the Purchaser relating hereto.

9. Conversion of Convertible Note.

9.1 Mechanics of Conversion.

(a) Provided the Purchaser has notified the Parent of the Purchaser’s intention to sell the Note Shares and the Note Shares are included in an effective registration statement or are otherwise exempt from registration when sold: (i) upon the conversion of the Note or part thereof, the Parent shall, at its own cost and expense, take all necessary action (including the issuance of an opinion of counsel reasonably acceptable to the Purchaser following a request by the Purchaser) to assure that the Parent’s transfer agent shall issue shares of the Parent’s Common Stock in the name of the Purchaser (or its nominee) or such other persons as designated by the Purchaser in accordance with Section 9.1(b) hereof and in such denominations to be specified representing the number of Note Shares issuable upon such conversion; and (ii) the Parent warrants that no instructions other than these instructions have been or will be given to the transfer agent of the Parent’s Common Stock and that after the Effectiveness Date (as defined in the Registration Rights Agreement) the Note Shares issued will be freely transferable subject to the prospectus delivery requirements of the Securities Act and the provisions of this Agreement, and will not contain a legend restricting the resale or transferability of the Note Shares.

(b) The Purchaser will give notice of its decision to exercise its right to convert the Note or part thereof by telecopying or otherwise delivering an executed and completed notice of the number of shares to be converted to the Parent (the “Notice of Conversion”). The Purchaser will not be required to surrender the Note until the Purchaser receives a credit to the account of the Purchaser’s prime broker through the DWAC system (as defined below), representing the Note Shares or until the Note has been fully satisfied. Each date on which a Notice of Conversion is telecopied or delivered to the Parent in accordance with the provisions hereof shall be deemed a “Conversion Date.” Pursuant to the terms of the Notice of Conversion, the Parent will issue instructions to the transfer agent accompanied by an opinion of counsel within one (1) business day of the date of the delivery to the Parent of the Notice of Conversion and shall cause the transfer agent to transmit the certificates representing the Conversion Shares to the Holder by crediting the account of the Purchaser’s prime broker with the Depository Trust Parent (“DTC”) through its Deposit Withdrawal Agent Commission (“DWAC”) system within three (3) business days after receipt by the Parent of the Notice of Conversion (the “Delivery Date”).

(c) The Parent understands that a delay in the delivery of the Note Shares in the form required pursuant to Section 9 hereof beyond the Delivery Date could result in economic loss to the Purchaser. In the event that the Parent fails to direct its transfer agent to deliver the Note Shares to the Purchaser via the DWAC system within the time frame set forth in Section 9.1(b) above and the Note Shares are not delivered to the Purchaser by the Delivery Date, as compensation to the Purchaser for such loss, the Parent agrees to pay late payments to the Purchaser for late issuance of the Note Shares in the form required pursuant to Section 9 hereof upon conversion of the Note in the amount equal to the greater of: (i) $500 per business day after the Delivery Date; or (ii) the Purchaser’s actual damages from such delayed delivery. The Parent shall pay any payments incurred under this Section in immediately available funds upon demand and, in the case of actual damages, accompanied by reasonable documentation of the amount of such damages. Such documentation shall show the number of shares of Common Stock the Purchaser is forced to purchase (in an open market transaction) which the Purchaser anticipated receiving upon such conversion, and shall be calculated as the amount by which (A) the Purchaser’s total purchase price (including customary brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (B) the aggregate principal and/or interest amount of the Note, for which such Conversion Notice was not timely honored.

10. Registration Rights.

10.1 Registration Rights Granted. The Parent hereby grants registration rights to the Purchaser pursuant to the Registration Rights Agreement.

10.2 Offering Restrictions. Except as previously disclosed in the SEC Reports or in the Exchange Act Filings, or stock or stock options granted to employees or directors of the Parent (these exceptions hereinafter referred to as the “Excepted Issuances”), neither the Parent nor any of its Subsidiaries will, prior to the full repayment or conversion of the Note (together with all accrued and unpaid interest and fees related thereto), (x) enter into any equity line of credit agreement or similar agreement or (y) issue, or enter into any agreement to issue, any securities with a variable/floating conversion and/or pricing feature which are or could be (by conversion or registration) free-trading securities (i.e. common stock subject to a registration statement) that, in any case, results or could potentially result in a conversion price for Common Stock below 110% of the issuance price of Common Stock in connection with the initial public offering of Common Stock, as reasonably determined by the Purchaser. It is agreed and understood that the Parent shall be permitted, without the prior consent of the Purchaser but subject to the restrictions set forth in this Section 10.2, to consummate, equity issuances of Common Stock in addition to the Initial Public Offering to the extent the fair market value of the Common Stock subject of all such equity issuances, as reasonably determined by the Purchaser, is not at any time in excess of $25,000,000.

11. Miscellaneous.

11.1 Governing Law, Jurisdiction and Waiver of Jury Trial.

(a) THIS AGREEMENT AND THE OTHER RELATED AGREEMENTS SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

(b) THE COMPANY HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THE COMPANY, ON THE ONE HAND, AND THE PURCHASER, ON THE OTHER HAND, PERTAINING TO THIS AGREEMENT OR ANY OF THE RELATED AGREEMENTS OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS AGREEMENT OR ANY OF THE OTHER RELATED AGREEMENTS; PROVIDED, THAT THE PURCHASER AND THE COMPANY ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF THE COUNTY OF NEW YORK, STATE OF NEW YORK; AND FURTHER PROVIDED, THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE THE PURCHASER FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO COLLECT THE OBLIGATIONS, TO REALIZE ON THE COLLATERAL (AS DEFINED IN THE MASTER SECURITY AGREEMENT) OR ANY OTHER SECURITY FOR THE OBLIGATIONS (AS DEFINED IN THE MASTER SECURITY AGREEMENT), OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF THE PURCHASER. THE COMPANY EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND THE COMPANY HEREBY WAIVES ANY OBJECTION WHICH IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS. THE COMPANY HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO THE COMPANY AT THE ADDRESS SET FORTH IN SECTION 11.9 AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF THE COMPANY’S ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID.

(c) THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER ARISING IN CONTRACT, TORT, OR OTHERWISE BETWEEN THE PURCHASER AND/OR THE COMPANY ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT, ANY OTHER RELATED AGREEMENT OR THE TRANSACTIONS RELATED HERETO OR THERETO.

11.2 Severability. Wherever possible each provision of this Agreement and the Related Agreements shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement or any Related Agreement shall be prohibited by or invalid or illegal under applicable law such provision shall be ineffective to the extent of such prohibition or invalidity or illegality, without invalidating the remainder of such provision or the remaining provisions thereof which shall not in any way be affected or impaired thereby.

11.3 Survival. The representations, warranties, covenants and agreements made herein shall survive any investigation made by the Purchaser and the closing of the transactions contemplated hereby to the extent provided therein. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Parent pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Parent hereunder solely as of the date of such certificate or instrument. All indemnities set forth herein shall survive the execution, delivery and termination of this Agreement and the Note and the making and repayment of the obligations arising hereunder, under the Note and under the other Related Agreements.

11.4 Successors. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, heirs, executors and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person or entity which shall be a holder of the Securities from time to time, other than the holders of Common Stock which has been sold by the Purchaser pursuant to Rule 144 or an effective registration statement. The Purchaser may not assign its rights hereunder to a competitor of the Parent.

11.5 Entire Agreement; Maximum Interest. This Agreement, the Related Agreements, the exhibits and schedules hereto and thereto and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein. Nothing contained in this Agreement, any Related Agreement or in any document referred to herein or delivered in connection herewith shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum rate permitted by applicable law. In the event that the rate of interest or dividends required to be paid or other charges hereunder exceed the maximum rate permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Parent to the Purchaser and thus refunded to the Parent.

11.6 Amendment and Waiver.

(a) This Agreement may be amended or modified only upon the written consent of the Parent and the Purchaser.

(b) The obligations of the Parent and the rights of the Purchaser under this Agreement may be waived only with the written consent of the Purchaser.

(c) The obligations of the Purchaser and the rights of the Parent under this Agreement may be waived only with the written consent of the Parent.

11.7 Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement or the Related Agreements, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. All remedies, either under this Agreement or the Related Agreements, by law or otherwise afforded to any party, shall be cumulative and not alternative.

11.8 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given:

(a) upon personal delivery to the party to be notified;

(b) when sent by confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next business day;

(c) three (3) business days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or

(d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.

All communications shall be sent as follows:

If to the Parent, to:	Accential Biopharmaceuticals, Inc. 324 South Hyde Park Ave., Suite 350 Tampa, Florida 33606 Attention: Chief Financial Officer Telephone: 813-864-2554 Facsimile: 813-258- 1659

with a copy to: Alan Pearce fax 941-308-4400 and Sam Duffey 941-918-2841

If to the Purchaser, to:	Laurus Master Fund, Ltd. c/o M&C Corporate Services Limited P.O. Box 309 GT Ugland House George Town South Church Street Grand Cayman, Cayman Islands Facsimile: 345-949-8080

with a copy to:

John E. Tucker, Esq. 825 Third Avenue 14th Floor New York, NY 10022 Facsimile: 212-541-4434

or at such other address as the Parent or the Purchaser may designate by written notice to the other parties hereto given in accordance herewith.

11.9 Attorneys’ Fees. In the event that any suit or action is instituted to enforce any provision in this Agreement or any Related Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement and/or such Related Agreement, including, without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

11.10 Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

11.11 Facsimile Signatures; Counterparts. This Agreement may be executed by facsimile signatures and in any number of counterparts, each of which shall be an original, but all of which together shall constitute one agreement.

11.12 Broker’s Fees. Except as set forth on Schedule 11.12 hereof, each party hereto represents and warrants that no agent, broker, investment banker, person or firm acting on behalf of or under the authority of such party hereto is or will be entitled to any broker’s or finder’s fee or any other commission directly or indirectly in connection with the transactions contemplated herein. Each party hereto further agrees to indemnify each other party for any claims, losses or expenses incurred by such other party as a result of the representation in this Section 11.13 being untrue.

11.13 Construction. Each party acknowledges that its legal counsel participated in the preparation of this Agreement and the Related Agreements and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of this Agreement or any Related Agreement to favor any party against the other.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have executed the SECURITIES PURCHASE AGREEMENT as of the date set forth in the first paragraph hereof.

COMPANY:		PURCHASER:

ACCENTCIA BIOPHARMACEUTICALS, INC.		LAURUS MASTER FUND, LTD.

By:	/s/ Francis E. O’ Donnell, Jr.	By:	/s/ Eugene Grin
Name:	Francis E. O’ Donnell, Jr.	Name:	Eugene Grin
Title:	Chief Executive Officer	Title:	Director

EXHIBIT A

FORM OF CONVERTIBLE NOTE

A-1

EXHIBIT B

FORM OF WARRANT

B-1

EXHIBIT C

FORM OF OPINION

1. The Parent and each of its Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its formation and has all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as it is now being conducted.

2. Each of the Parent and each of its Subsidiaries has the requisite corporate power and authority to execute, deliver and perform its obligations under the Agreement and the Related Agreements. All corporate action on the part of the Parent and each of its Subsidiaries and its officers, directors and stockholders necessary has been taken for: (i) the authorization of the Agreement and the Related Agreements and the performance of all obligations of the Parent and each of its Subsidiaries thereunder; and (ii) the authorization, sale, issuance and delivery of the Securities pursuant to the Agreement and the Related Agreements. The Note Shares and the Warrant Shares, when issued pursuant to and in accordance with the terms of the Agreement and the Related Agreements and upon delivery shall be validly issued and outstanding, fully paid and non assessable.

3. The execution, delivery and performance by each of the Parent and each of its Subsidiaries of the Agreement and the Related Agreements (to which it is a party) and the consummation of the transactions on its part contemplated by any thereof, will not, with or without the giving of notice or the passage of time or both:

(a) Violate the provisions of their respective Charter or bylaws; or

(b) Violate any judgment, decree, order or award of any court binding upon the Parent or any of its Subsidiaries; or

(c) Violate any [insert jurisdictions in which counsel is qualified] or federal law

4. The Agreement and the Related Agreements will constitute, valid and legally binding obligations of each of the Parent and each of its Subsidiaries (to the extent such entity is a party thereto), and are enforceable against each of the Parent and each of its Subsidiaries party thereto in accordance with their respective terms, except:

(a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights; and

(b) general principles of equity that restrict the availability of equitable or legal remedies.

5. To such counsel’s knowledge, the sale of the Note and the subsequent conversion of the Note into Note Shares are not subject to any preemptive rights or rights of first refusal that

C-1

have not been properly waived or complied with. To such counsel’s knowledge, the sale of the Warrant and the subsequent exercise of the Warrant for Warrant Shares are not subject to any preemptive rights or, to such counsel’s knowledge, rights of first refusal that have not been properly waived or complied with.

6. Assuming the accuracy of the representations and warranties of the Purchaser contained in the Agreement, the offer, sale and issuance of the Securities on the Closing Date will be exempt from the registration requirements of the Securities Act. To such counsel’s knowledge, neither the Parent, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy and security under circumstances that would cause the offering of the Securities pursuant to the Agreement or any Related Agreement to be integrated with prior offerings by the Parent for purposes of the Securities Act which would prevent the Parent from selling the Securities pursuant to Rule 506 under the Securities Act, or any applicable exchange-related stockholder approval provisions.

7. There is no action, suit, proceeding or investigation pending or, to such counsel’s knowledge, currently threatened against the Parent or any of its Subsidiaries that prevents the right of the Parent or any of its Subsidiaries to enter into this Agreement or any Related Agreement, or to consummate the transactions contemplated thereby. To such counsel’s knowledge, the Parent is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality; nor is there any action, suit, proceeding or investigation by the Parent currently pending or which the Parent intends to initiate.

8. The terms and provisions of the Master Security Agreement and the Stock Pledge Agreement create a valid security interest in favor of the Purchaser, in the respective rights, title and interests of the Parent and its Subsidiaries in and to the Collateral (as defined in each of the Master Security Agreement and the Stock Pledge Agreement). Each UCC-1 Financing Statement naming the Parent or any Subsidiary thereof as debtor and the Purchaser as secured party are in proper form for filing and assuming that such UCC-1 Financing Statements have been filed with the Secretary of State of [Delaware], the security interest created under the Master Security Agreement will constitute a perfected security interest under the Uniform Commercial Code in favor of the Purchaser in respect of the Collateral that can be perfected by filing a financing statement. After giving effect to the delivery to the Purchaser of the stock certificates representing the ownership interests of each Subsidiary of the Parent (together with effective endorsements) and assuming the continued possession by the Purchaser of such stock certificates in the State of New York, the security interest created in favor of the Purchaser under the Stock Pledge Agreement constitutes a valid and enforceable first perfected security interest in such ownership interests (and the proceeds thereof) in favor of the Purchaser, subject to no other security interest. No filings, registrations or recordings are required in order to perfect (or maintain the perfection or priority of) the security interest created under the Stock Pledge Agreement in respect of such ownership interests.

C-2

EXHIBIT D

FORM OF ESCROW AGREEMENT

FUNDS ESCROW AGREEMENT

This Agreement (this “Agreement”) is dated as of the 29th day of April 2005 among Accentia Biopharmaceuticals, Inc., a Florida corporation (the “Company”), Laurus Master Fund, Ltd. (the “Purchaser”), and Loeb & Loeb LLP (the “Escrow Agent”):

W I T N E S S E T H:

WHEREAS, the Purchaser has advised the Escrow Agent that (a) the Company and the Purchaser have entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) for the sale by the Company to the Purchaser of a secured convertible term note (the “Term Note”), (b) the Company and the Purchaser have entered into a Security Agreement (the “Security Agreement”) for the sale by the Company to the Purchaser of a secured convertible minimum borrowing note (the “Minimum Borrowing Note”) and a secured revolving note (the “Revolving Note”), (c) the Company has issued to the Purchaser a common stock purchase warrant (the “Warrant”) in connection with the issuance of the Term Note, Minimum Borrowing Note and the Revolving Note, and (d) the Company and the Purchaser have entered into a Registration Rights Agreement covering the registration of the Company’s common stock underlying the Term Note, Minimum Borrowing Note and the Warrant (the “Registration Rights Agreement”);

WHEREAS, the Company and the Purchaser wish the Purchaser to deliver to the Escrow Agent copies of the Documents (as hereafter defined) and the Escrowed Payment (as hereafter defined) to be held and released by Escrow Agent in accordance with the terms and conditions of this Agreement; and

WHEREAS, the Escrow Agent is willing to serve as escrow agent pursuant to the terms and conditions of this Agreement;

NOW THEREFORE, the parties agree as follows:

ARTICLE I

INTERPRETATION

1.1 Definitions. Whenever used in this Agreement, the following terms shall have the meanings set forth below.

(a) “Agreement” means this Agreement, as amended, modified and/or supplemented from time to time by written agreement among the parties hereto.

(b) “Closing Payment” means the closing payment to be paid to Laurus Capital Management, LLC, the fund manager, as set forth on Schedule A hereto.

D - 1

(c) “Disbursement Letter” means that certain letter delivered to the Escrow Agent by each of the Purchaser and the Company setting forth wire instructions and amounts to be funded at the Closing.

(d) “Documents” means copies of the Disbursement Letter, the Securities Purchase Agreement, the Term Note, the Security Agreement, the Minimum Borrowing Note, the Revolving Note, the Warrant and the Registration Rights Agreement].

(e) “Escrowed Payment” means $10,000,000.

1.2 Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto with respect to the matters contained herein and supersedes all prior agreements, understandings, negotiations and discussions of the parties, whether oral or written. There are no warranties, representations and other agreements made by the parties in connection with the subject matter hereof except as specifically set forth in this Agreement.

1.3 Extended Meanings. In this Agreement words importing the singular number include the plural and vice versa; words importing the masculine gender include the feminine and neuter genders. The word “person” includes an individual, body corporate, partnership, trustee or trust or unincorporated association, executor, administrator or legal representative.

1.4 Waivers and Amendments. This Agreement may be amended, modified, superseded, cancelled, renewed or extended, and the terms and conditions hereof may be waived, in each case only by a written instrument signed by all parties hereto, or, in the case of a waiver, by the party waiving compliance. Except as expressly stated herein, no delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege hereunder preclude any other or future exercise of any other right, power or privilege hereunder.

1.5 Headings. The division of this Agreement into articles, sections, subsections and paragraphs and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

1.6 Law Governing this Agreement; Consent to Jurisdiction. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS. With respect to any suit, action or proceeding relating to this Agreement or to the transactions contemplated hereby (“Proceedings”), each party hereto irrevocably submits to the exclusive jurisdiction of the courts of the County of New York, State of New York and the United States District court located in the county of New York in the State of New York. Each party hereto hereby irrevocably and unconditionally (a) waives trial by jury in any Proceeding relating to this Agreement and for any related counterclaim and (b) waives any objection which it may have at any time to the laying of venue of any Proceeding brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have jurisdiction over such party. As between the Company and the Purchaser, the prevailing party

2

shall be entitled to recover from the other party its reasonable attorneys’ fees and costs. In the event that any provision of this Agreement is determined by a court of competent jurisdiction to be invalid or unenforceable, then the remainder of this Agreement shall not be affected and shall remain in full force and effect.

1.7 Construction. Each party acknowledges that its legal counsel participated in the preparation of this Agreement and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of this Agreement to favor any party against the other.

ARTICLE II

APPOINTMENT OF AND DELIVERIES TO THE ESCROW AGENT

2.1 Appointment. The Company and the Purchaser hereby irrevocably designate and appoint the Escrow Agent as their escrow agent for the purposes set forth herein, and the Escrow Agent by its execution and delivery of this Agreement hereby accepts such appointment under the terms and conditions set forth herein.

2.2 Copies of Documents to Escrow Agent. On or about the date hereof, the Purchaser shall deliver to the Escrow Agent copies of the Documents executed by the Company to the extent it is a party thereto.

2.3 Delivery of Escrowed Payment to Escrow Agent. On or about the date hereof, the Purchaser shall deliver to the Escrow Agent the Escrowed Payment.

2.4 Intention to Create Escrow Over the Escrowed Payment. The Purchaser and the Company intend that the Escrowed Payment shall be held in escrow by the Escrow Agent and released from escrow by the Escrow Agent only in accordance with the terms and conditions of this Agreement.

ARTICLE III

RELEASE OF ESCROW

3.1 Release of Escrow. Subject to the provisions of Section 4.2, the Escrow Agent shall release the Escrowed Payment from escrow as follows:

(a) Promptly following receipt by the Escrow Agent of (i) copies of the fully executed Documents and this Agreement, (ii) the Escrowed Payment in immediately available funds, (iii) joint written instructions (“Joint Instructions”) executed by the Company and the Purchaser setting forth the payment direction instructions with respect to the Escrowed Payment and (iv) Escrow Agent’s verbal instructions from David Grin and/or Eugene Grin (each of whom is a director of the Purchaser) indicating that all closing conditions relating to the Documents have been satisfied and directing that the Escrowed Payment be disbursed by the Escrow Agent in accordance with the Joint Instructions, then the Escrowed Payment shall be deemed released from escrow and shall be promptly disbursed in accordance with the Joint Instructions. The Joint Instructions shall include, without limitation, Escrow Agent’s authorization to retain from the

3

Escrowed Payment Escrow Agent’s fee for acting as Escrow Agent hereunder and the Closing Payment for delivery to Laurus Capital Management, LLC in accordance with the Joint Instructions.

(b) Upon receipt by the Escrow Agent of a final and non-appealable judgment, order, decree or award of a court of competent jurisdiction (a “Court Order”) relating to the Escrowed Payment, the Escrow Agent shall remit the Escrowed Payment in accordance with the Court Order. Any Court Order shall be accompanied by an opinion of counsel for the party presenting the Court Order to the Escrow Agent (which opinion shall be satisfactory to the Escrow Agent) to the effect that the court issuing the Court Order is a court of competent jurisdiction and that the Court Order is final and non-appealable.

3.2 Acknowledgement of Company and Purchaser; Disputes. The Company and the Purchaser acknowledge that the only terms and conditions upon which the Escrowed Payment are to be released from escrow are as set forth in Sections 3 and 4 of this Agreement. The Company and the Purchaser reaffirm their agreement to abide by the terms and conditions of this Agreement with respect to the release of the Escrowed Payment. Any dispute with respect to the release of the Escrowed Payment shall be resolved pursuant to Section 4.2 or by written agreement between the Company and Purchaser.

ARTICLE IV

CONCERNING THE ESCROW AGENT

4.1 Duties and Responsibilities of the Escrow Agent. The Escrow Agent’s duties and responsibilities shall be subject to the following terms and conditions:

(a) The Purchaser and the Company acknowledge and agree that the Escrow Agent (i) shall not be required to inquire into whether the Purchaser, the Company or any other party is entitled to receipt of any Document or all or any portion of the Escrowed Payment; (ii) shall not be called upon to construe or review any Document or any other document, instrument or agreement entered into in connection therewith; (iii) shall be obligated only for the performance of such duties as are specifically assumed by the Escrow Agent pursuant to this Agreement; (iv) may rely on and shall be protected in acting or refraining from acting upon any written notice, instruction, instrument, statement, request or document furnished to it hereunder and believed by the Escrow Agent in good faith to be genuine and to have been signed or presented by the proper person or party, without being required to determine the authenticity or correctness of any fact stated therein or the propriety or validity or the service thereof; (v) may assume that any person purporting to give notice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so; (vi) shall not be responsible for the identity, authority or rights of any person, firm or company executing or delivering or purporting to execute or deliver this Agreement or any Document or any funds deposited hereunder or any endorsement thereon or assignment thereof; (vii) shall not be under any duty to give the property held by Escrow Agent hereunder any greater degree of care than Escrow Agent gives its own similar property; and (viii) may consult counsel satisfactory to Escrow Agent (including, without limitation, Loeb & Loeb, LLP or such other counsel of Escrow Agent’s choosing), the opinion of such counsel to be full and complete authorization and protection in respect of any action taken,

4

suffered or omitted by Escrow Agent hereunder in good faith and in accordance with the opinion of such counsel.

(b) The Purchaser and the Company acknowledge that the Escrow Agent is acting solely as a stakeholder at their request and that the Escrow Agent shall not be liable for any action taken by Escrow Agent in good faith and believed by Escrow Agent to be authorized or within the rights or powers conferred upon Escrow Agent by this Agreement. The Purchaser and the Company hereby, jointly and severally, indemnify and hold harmless the Escrow Agent and any of Escrow Agent’s partners, employees, agents and representatives from and against any and all actions taken or omitted to be taken by Escrow Agent or any of them hereunder and any and all claims, losses, liabilities, costs, damages and expenses suffered and/or incurred by the Escrow Agent arising in any manner whatsoever out of the transactions contemplated by this Agreement and/or any transaction related in any way hereto, including the fees of outside counsel and other costs and expenses of defending itself against any claims, losses, liabilities, costs, damages and expenses arising in any manner whatsoever out the transactions contemplated by this Agreement and/or any transaction related in any way hereto, except for such claims, losses, liabilities, costs, damages and expenses incurred by reason of the Escrow Agent’s gross negligence or willful misconduct. The Escrow Agent shall owe a duty only to the Purchaser and the Company under this Agreement and to no other person.

(c) The Purchaser and the Company shall jointly and severally reimburse the Escrow Agent for its reasonable out-of-pocket expenses (including counsel fees (which counsel may be Loeb & Loeb LLP or such other counsel of the Escrow Agent’s choosing) incurred in connection with the performance of its duties and responsibilities hereunder, which shall not (subject to Section 4.1(b)) exceed $2,500.

(d) The Escrow Agent may at any time resign as Escrow Agent hereunder by giving five (5) business days prior written notice of resignation to the Purchaser and the Company. Prior to the effective date of resignation as specified in such notice, the Purchaser and Company will issue to the Escrow Agent a Joint Instruction authorizing delivery of the Documents and the Escrowed Payment to a substitute Escrow Agent selected by the Purchaser and the Company. If no successor Escrow Agent is named by the Purchaser and the Company, the Escrow Agent may apply to a court of competent jurisdiction in the State of New York for appointment of a successor Escrow Agent, and deposit the Documents and the Escrowed Payment with the clerk of any such court and/or otherwise commence an interpleader or similar action for a determination of where to deposit the same.

(e) The Escrow Agent does not have and will not have any interest in the Documents and the Escrowed Payment, but is serving only as escrow agent, having only possession thereof.

(f) The Escrow Agent shall not be liable for any action taken or omitted by it in good faith and reasonably believed by it to be authorized hereby or within the rights or powers conferred upon it hereunder, nor for action taken or omitted by it in good faith, and in accordance with advice of counsel (which counsel may be Loeb & Loeb, LLP or such other counsel of the Escrow Agent’s choosing), and shall not be liable for any mistake of fact or error

5

of judgment or for any acts or omissions of any kind except to the extent any such liability arose from its own willful misconduct or gross negligence.

(g) This Agreement sets forth exclusively the duties of the Escrow Agent with respect to any and all matters pertinent thereto and no implied duties or obligations shall be read into this Agreement.

(h) The Escrow Agent shall be permitted to act as counsel for the Purchaser or the Company, as the case may be, in any dispute as to the disposition of the Documents and the Escrowed Payment, in any other dispute between the Purchaser and the Company, whether or not the Escrow Agent is then holding the Documents and/or the Escrowed Payment and continues to act as the Escrow Agent hereunder.

(i) The provisions of this Section 4.1 shall survive the resignation of the Escrow Agent or the termination of this Agreement.

4.2 Dispute Resolution; Judgments. Resolution of disputes arising under this Agreement shall be subject to the following terms and conditions:

(a) If any dispute shall arise with respect to the delivery, ownership, right of possession or disposition of the Documents and/or the Escrowed Payment, or if the Escrow Agent shall in good faith be uncertain as to its duties or rights hereunder, the Escrow Agent shall be authorized, without liability to anyone, to (i) refrain from taking any action other than to continue to hold the Documents and the Escrowed Payment pending receipt of a Joint Instruction from the Purchaser and the Company, (ii) commence an interpleader or similar action, suit or proceeding for the resolution of any such dispute; and/or (iii) deposit the Documents and the Escrowed Payment with any court of competent jurisdiction in the State of New York, in which event the Escrow Agent shall give written notice thereof to the Purchaser and the Company and shall thereupon be relieved and discharged from all further obligations pursuant to this Agreement. The Escrow Agent may, but shall be under no duty to, institute or defend any legal proceedings which relate to the Documents and the Escrowed Payment. The Escrow Agent shall have the right to retain counsel if it becomes involved in any disagreement, dispute or litigation on account of this Agreement or otherwise determines that it is necessary to consult counsel which such counsel may be Loeb & Loeb LLP or such other counsel of the Escrow Agent’s choosing.

(b) The Escrow Agent is hereby expressly authorized to comply with and obey any Court Order. In case the Escrow Agent obeys or complies with a Court Order, the Escrow Agent shall not be liable to the Purchaser and the Company or to any other person, firm, company or entity by reason of such compliance.

ARTICLE V

GENERAL MATTERS

5.1 Termination. This escrow shall terminate upon disbursement of the Escrowed Payment in accordance with the terms of this Agreement or earlier upon the agreement in writing

6

of the Purchaser and the Company or resignation of the Escrow Agent in accordance with the terms hereof.

5.2 Notices. All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given one (1) day after being sent by telecopy (with copy delivered by overnight courier, regular or certified mail):

(a)	If to the Company, to:	Accentia Biopharmaceuticals, Inc.
324 South Hyde Park Ave., Suite 350
Tampa, Florida 33606
Attn: Chief Financial Officer
Facsimile: 813-258-1659

	with a copy to:	Alan Pearce fax 941-308-4400 and Sam Duffey 941-918-2841

(b)	If to the Purchaser, to:	LAURUS MASTER FUND, LTD.
M&C Corporate Services Limited,
P.O. Box 309 GT, Ugland House,
South Church Street, George Town,
Grand Cayman, Cayman Islands,
Fax: 345-949-8080

(c)	If to the Escrow Agent, to:	Loeb & Loeb LLP
345 Park Avenue
New York, New York 10154
Fax: (212) 407-4990
Attention: Scott J. Giordano, Esq.

or to such other address as any of them shall give to the others by notice made pursuant to this Section 5.2.

5.3 Interest. The Escrowed Payment shall not be held in an interest bearing account nor will interest be payable in connection therewith.

5.4 Assignment; Binding Agreement. Neither this Agreement nor any right or obligation hereunder shall be assignable by any party without the prior written consent of the other parties hereto. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective legal representatives, successors and assigns.

5.5 Invalidity. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal, or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

7

5.6 Counterparts/Execution. This Agreement may be executed in any number of counterparts and by different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same agreement. This Agreement may be executed by facsimile transmission.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

COMPANY:

ACCENTIA BIOPHARMACEUTICALS, INC.

By:
Name:
Title:

PURCHASER:

LAURUS MASTER FUND, LTD.

By:
Name:
Title:

ESCROW AGENT:

LOEB & LOEB LLP

By:
Name:
Title:

8

SCHEDULE A TO FUNDS ESCROW AGREEMENT

PURCHASER	PRINCIPAL NOTE AMOUNT
LAURUS MASTER FUND, LTD., M&C Corporate Services Limited, P.O. Box 309 GT, Ugland House, South Church Street, George Town, Grand Cayman, Cayman Islands, Fax: 345-949-8080	Term Note in an aggregate principal amount of $5,000,000. Minimum Borrowing Note in an aggregate principal amount of $2,500,000; and Revolving Note in an aggregate principal amount of $5,000,000

TOTAL	$10,000,000

FUND MANAGER	CLOSING PAYMENT
LAURUS CAPITAL MANAGEMENT, L.L.C. 825 Third Avenue, 14th Floor New York, New York 10022 Fax: 212-541-4434	Closing payment payable in connection with investment by Laurus Master Fund, Ltd. for which Laurus Capital Management, L.L.C. is the Manager.

TOTAL	$375,000

WARRANT RECIPIENT	WARRANTS IN CONNECTION WITH OFFERING
LAURUS MASTER FUND, LTD. M&C Corporate Services Limited, P.O. Box 309 GT, Ugland House, South Church Street, George Town, Grand Cayman, Cayman Islands, Fax: 345-949-8080	Warrant exercisable into such number of shares of common stock of the Company as described therein and issuable in connection with the Term Note, Minimum Borrowing Note and the Revolving Note.

TOTAL	Warrants exercisable into such number shares of common stock of the Company as described therein

9

Schedule 4.2

Parent: Accentia Biopharmaceuticals, Inc.

The Analytica Group, Inc. – 100% owned subsidiary of Accentia Biopharmaceuticals, Inc.

TEAMM Pharmaceuticals, Inc. – 100% owned subsidiary of Accentia Biopharmaceuticals, Inc.

Accentia Biopharmaceuticals, Inc.

Schedule 4.3

	Issued	Authorized
Common	10,867,885	300,000,000
Series A	6,183,000	10,000,000
Series B	8,074,263	30,000,000
Series C	7,500,000	10,000,000
Series D	9,735,657	15,000,000
Series E	38,169,606	60,000,000

TEAMM Pharmaceuticals, Inc.
Common	100	100

The Analytica Group, Inc.
Common	100	100

Options / Warrants outside of stock option plan:

Type	# of Options
Series B Preferred Stock Option	2,000,000
Series C Preferred Stock Option	1,500,000
Series D Preferred Stock Warrant	90,000
Series E Preferred Stock Warrant	5,534,394
Common Stock Warrants	695,000
Biovest Convertible Debt	1,051,717

The transaction with Laurus will be included in the definition of FULLY DILUTED COMMON SHARES for purposes of determining the number of shares of common stock to be issued to the holders of the company’s Series E Preferred Convertible Stock upon the conversion thereof pursuant to Article IV 1(d)(i).

Schedule 4.6

NONE

Accentia Biopharmaceuticals, Inc.

Schedule 4.7

NONE

Accentia Biopharmaceuticals, Inc.

Debt Listing with Security Position

Schedule 4.9

Lender	Amount Due	Security Position
McKesson - Term Note	$3,900,000	Second lien against all assets of Accentia and subs
McKesson - Revolver	2,190,703	” ” ” ” ” ”

Harbinger Mezzanine Partners	7,000,000	First lien for $5 million against Teamm Pharma assets; Accentia guarantee

Total	13,090,703

CURRENT LITIGATION SUMMARY

Schedule 4.12

Accentia Biopharmaceuticals, Inc.

Item 1. We’re Litigation-Landlord/Tenant

Case Name:	Huntington Quadrangle 2 LLC, successor in interest to We’re Associates Company v. American Prescription Providers of New York, Inc., American Prescription Providers, Inc., Accent Rx, Inc., and Accentia, Inc., Index No. 09294/04.

Case No.:	09294/04

Court:	Supreme Court Suffolk County State of New York.

Item 2. Jones/Redmond—Declaratory Judgment

Case Name:	R. Scott Jones and David Redmond v. Accentia Biopharmaceuticals, Inc.

Case No.:	04-CA-011502

Court:	Circuit Court Tampa, Florida.

Analytica International, Inc.

No pending litigation

Teamm Pharmaceuticals, Inc.

No pending litigation

Schedule 4.13

NONE

Accentia, Inc.

Summary of Compensation

Schedule 4.14

Entity	Employees with Employment Contracts	Current Annual Salary	Length of Severance as of 3/31/05	Total Severance Commitment	compensation commitment through end of contract
					04/05 - 3/06	04/06 - 03/07	04/07 - 03/08	04/08 - 03/09	04/09 - 03/10	thereafter
AL - New York	Steve Arikian	$426,825	24 months	$853,650	486,825	529,508	576,458	628,104	370,995	0
AL - New York	John Doyle	$353,925	24 months	$707,850	353,925	389,318	428,249	471,074	280,682	0
AL - New York	Roman Casciano	$206,000	12 months	$206,000	0	0	0	0	0	0

Accentia	Sam Duffey	$275,000	12 months	$275,000	275,000	275,000	275,000	275,000	206,250	0
Accentia	Frank O’Donnell	$1	12 months	$1	1	1	1	1	1	0
Accentia	Alan Pearce	$250,000	12 months	$250,000	250,000	250,000	250,000	250,000	187,500	0
Accentia	Jim McNulty	$170,000	12 months	$170,000	170,000	170,000	170,000	170,000	127,500	0

TEAMM	Marty Baum	$426,825	24 months	$853,650	426,825	469,508	516,458	426,078	0	0
TEAMM	Nick Leb	$177,160	18 months	$265,740	162,397	0	0	0	0	0
TEAMM	Gary Cantrell	$183,340	18 months	$275,010	168,062	0	0	0	0	0

No collective bargaining agreements exist

Schedule 4.15

NONE

HAZARDOUS CHEMICAL LISTING

Schedule 4.17

NONE

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Schedule 4.21

NONE

Schedule 6.12(e)

All of indebtedness included in the financial statements

All indebtedness permitted in security agreement

Schedule 11.12

NONE